As filed with the Securities and Exchange Commission on November 9, 1999
                                                    Registration No. 333-_____
===============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                          -----------------------
                                  FORM S-3
                           REGISTRATION STATEMENT
                                   Under
                         The Securities Act of 1933
                         --------------------------
                           UNITED AIR LINES, INC.
           (Exact name of Registrant as specified in its charter)


          Delaware                                        36-2675206
         (State of                                     (I.R.S. Employer
       incorporation)                                 Identification No.)

                          1200 East Algonquin Road
                        Elk Grove Village, IL 60007
                      Mailing Address: P.O. Box 66100
                          Chicago, Illinois 60666
                               (847) 700-4000
 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                             Francesca M. Maher
            Senior Vice President, General Counsel and Secretary
                           United Air Lines, Inc.
                               P.O. Box 66100
                          Chicago, Illinois 60666
                               (847) 700-4000
         (Name, address, including zip code, and telephone number,
                including area code, of agent for service)


                                 Copies to:
                            Elizabeth A. Raymond
                            Mayer, Brown & Platt
                           190 S. LaSalle Street
                          Chicago, Illinois 60603
                               (312) 782-0600

         Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement as determined in light of market conditions and other factors.
         If the only securities being registered on this Form are being offered under dividend or interest reinvestment plans, please check the following box. [ ]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis under Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
         If this Form is filed to register additional securities for an offering under Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If this Form is a post-effective amendment filed under Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If delivery of the prospectus is expected to be made under Rule 434, please check the following box.[ ]


                                     CALCULATION OF REGISTRATION FEE
===========================================================================================================
                                                  Proposed          Proposed
                                                   Maximum           Maximum
Title of Each Class of         Amount to Be       Offering          Aggregate            Amount of
Securities Being Registered    Registered (1)    Price Per Unit  Offering Price(1)   Registration Fee (2)
-----------------------------------------------------------------------------------------------------------
Debt Securities
Pass Through Certificates      $1,500,000,000        100%         $1,500,000,000         $417,000
===========================================================================================================

(1) Estimated solely for purposes of determining the registration fee.
(2) A filing fee of $197,064.42 was previously paid in connection with the Debt Securities, Equipment Trust Certificates and Pass Through Certificates included herein remaining from UAL Corporation and the Company's Registration Statement on Form S-3 (No.33-57192).

         Under Rule 429 under the Securities Act, the Prospectuses filed as part of this Registration Statement relate to the securities registered hereby and to the remaining unsold $630,606,135 amount of Debt Securities and Pass Through Certificates previously registered by United Air Lines, Inc. under its Registration Statement on Form S-3 (No. 33-57192).

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting under said
Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.




               Subject to Completion, Dated November 9, 1999


PROSPECTUS


United Air Lines, Inc.
1200 East Algonquin Road
Elk Grove Village, IL 60007
Mailing Address: P.O.  Box 66100
Chicago, Illinois 60666
(847) 700-4000


                               [COMPANY LOGO]



                              DEBT SECURITIES



                           ----------------------

         United Air Lines, Inc., may offer up to $1,500,000,000 of unsecured debt securities in one or more series from time to time under this prospectus and one or more prospectus supplements.

         We will pay interest on the debt securities on the dates and at the rates specified in a prospectus supplement. We will pay principal on the debt securities in scheduled amounts and on the dates specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, we will not list the debt securities on any national securities exchange.


===============================================================================

         United will provide specific terms of these securities in
      supplements to this prospectus. You should read this prospectus and the prospectus supplement carefully before you invest.

===============================================================================

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.
         Any representation to the contrary is a criminal offense.

===============================================================================




              The date of this Prospectus is November__,1999.

                           ABOUT THIS PROSPECTUS

         This registration statement contains two forms of prospectus to be used in connection with offerings of debt securities or pass through certificates. No prospectus will be used to consummate sales of securities unless accompanied by a prospectus supplement that describes the securities offered.

         You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. United has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. United is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information United has previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate as of the date on the front of those documents only. United's business, financial condition, results of operations and prospects may have changed since those dates.

                    WHERE YOU CAN FIND MORE INFORMATION

         United Air Lines, Inc. files reports, proxy statements and other information with the SEC. You may access United's SEC filings over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document United files at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 to obtain information on the operation of the public reference room.

         United has filed a registration statement on Form S-3 relating to the securities with the SEC under the Securities Act of 1933. For further information on United and the securities, you should refer to the registration statement and its exhibits. This prospectus and the related prospectus supplement summarize material provisions of contracts and other documents that United refers you to. Since the prospectus and the related prospectus supplement may not contain all the information that you may find important, you should review the full text of these documents. United has included copies of these documents as exhibits to the registration statement or incorporated them by reference into this prospectus.

           INCORPORATION OF INFORMATION UNITED FILES WITH THE SEC

         United is "incorporating by reference" certain information it files with the SEC into this prospectus, which means:

         o   incorporated documents are considered part of this prospectus;

         o United can disclose important information to you by referring you to those documents; and

         o information that United files with the SEC will automatically update and supersede this prospectus.

         United incorporates by reference its Annual Report on Form 10-K for the fiscal year ended December 31, 1998, its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1999 and June 30, 1999, and its Current Report on Form 8-K dated October 19, 1999, which United filed with the SEC under the Securities Exchange Act of 1934.

         United also incorporates by reference each of the following documents that United will file with the SEC after the date of the initial filing of the registration statement with the SEC and prior to effectiveness of the registration statement or after the date of this prospectus but before the end of the offering of the securities:

        o    Reports filed under Sections 13(a) and (c) of the 1934 Act,

        o    Definitive proxy or information statements filed under
             Section 14 of the 1934 Act in connection with any subsequent stockholders' meeting, and

        o    Any reports filed under Section 15(d) of the 1934 Act.

         You may request a copy of any filings referred to above, at no cost, by writing or telephoning United at the following address:

         Corporate Secretary's Office
         United Air Lines, Inc. - WHQLD
         P.O. Box 66100
         Chicago, Illinois 60666
         (847) 700-4453.


                                THE COMPANY

         UAL Corporation was incorporated under the laws of the State of Delaware on December 30, 1968. The world headquarters of UAL are located at 1200 East Algonquin Road, Elk Grove Township, Illinois 60007. UAL's mailing address is P.O. Box 66100, Chicago, Illinois 60666. The telephone number for UAL is (847) 700-4000.

         UAL is a holding company and its principal subsidiary is United Air Lines, Inc., a Delaware corporation, which is wholly owned. United accounted for virtually all of the Company's revenues and expenses in 1998.

United is a major commercial air transportation company, engaged in the transportation of persons, property and mail throughout the United States and abroad.

         During 1998, United carried, on average, more than 238,000 passengers per day and flew more than 125 billion revenue passenger miles. It is the world's largest airline as measured by revenue and passenger miles flown, providing passenger service in 28 countries.

         United has a global network of major connecting airports: Chicago, Denver, San Francisco, Los Angeles, Washington, D.C., Miami, Frankfurt, London, Tokyo and Toronto. This network of major connecting airports is designed to fly travelers between North America (domestic segment) and the Pacific, Latin America and Europe (international segments). Operating revenues attributed to United's North America segment were approximately $12.0 billion in 1998, $11.2 billion in 1997, and $10.7 billion in 1996. Operating revenues attributed to United's international segments were approximately $5.5 billion in 1998, $6.1 billion in 1997 and $5.6 billion in 1996.

         Since October 1994, United has operated a service, United Shuttle, within its domestic segment. This service is designed to compete with low-cost carriers on routes fewer than 750 miles. While United Shuttle is principally concentrated on the West Coast, it has also expanded into the Denver market. United Shuttle offers approximately 466 daily flights on 25 routes between 21 cities in the western United States. United Shuttle provides critical feed traffic, at competitive prices, for United.

                     RATIO OF EARNINGS TO FIXED CHARGES

         The ratio of earnings to fixed charges for United is set forth below for the periods indicated.


        Six-months Ended               Year Ended December 31
        ----------------     ----------------------------------------
         June 30, 1999       1998     1997     1996     1995     1994
         -------------       ----     ----     ----     ----     ----
             3.15            2.05     2.36     1.76     1.44     1.09


         For the computation of the ratio of earnings to fixed charges, "earnings" has been calculated by adding income before taxes and extraordinary items, interest expense, undistributed earnings of affiliates, the portion of rental expense representative of an interest factor and amortization of capitalized debt expense. Fixed charges consist of interest expense (including capitalized interest) and the portion of rental expense representative of an interest factor.

                              USE OF PROCEEDS

         Except as otherwise set forth in the prospectus supplement relating to a specific issuance of debt securities, United will use the net proceeds to be received from the sale of the debt securities for general corporate purposes, including repayment of indebtedness or financing of capital expenditures. Pending use, United may temporarily invest the net proceeds in short-term instruments.



                         DESCRIPTION OF SECURITIES

         The debt securities will be issued under an Indenture between United and a bank or trust company, as trustee. A form of the Indenture is included as an exhibit to the registration statement. The following summaries of some provisions of the Indenture are not complete and are subject to all the provisions of the Indenture, including definitions of the terms used in the Indenture. Wherever we refer to particular sections or defined terms of the Indenture, these sections or defined terms are automatically incorporated into this prospectus.

         The following summarizes the general terms and provisions of the debt securities. The prospectus supplement relating to the offered securities will describe the particular terms of the debt securities offered by any prospectus supplement.

         The Indenture does not limit the amount of securities that may be issued under and provides that debt securities may be issued in one or more series. The debt securities will be unsecured obligations of United. Unless otherwise provided in the applicable prospectus supplement, they will rank equally and ratably with United's other unsecured obligations.

         The applicable prospectus supplement will include specific terms relating to the offering. These terms will include some or all of the following:

         o    the title of the offered securities;

         o    the aggregate principal amount of the offered securities;

         o whether the securities will be issued as registered securities, bearer securities or both;

         o    the date or dates on which we will pay principal and interest;

         o the fixed or variable interest rate(s), if any, of the debt securities or the method by which we will determine the interest rate(s);

         o    the date(s) from which interest will accrue;

         o    the record dates used in determining who is to be paid interest;

         o whether the interest rate or interest rate formula, as the case may be, for the offered securities may be reset at the option of United, and, if so, the date(s) on which we may reset the interest rate or interest rate formula;

         o the place or places where we will pay the principal of and any premium and interest on the offered securities;

         o any terms for redemption, repayment at your option or for sinking fund payments;


         o the denominations in which we will issue the registered securities if other than denomination of 1,000 and any multiple of $1,000, and the denominations in which we will issue the bearer securities if other than the denomination of $5,000;

         o the currency or currency units in which the debt securities are payable, if other than U.S. dollars;

         o    any provisions for defeasance and covenant defeasance;

         o whether the debt securities will be represented by one or more global securities and, if so, the method of transferring beneficial interests in the global securities;

         o if other than the principal amount of the debt securities, the portion of the principal amount of the offered securities which we will pay upon acceleration of the maturity of the debt securities;

         o    whether we will list the securities on any stock exchange; and

         o    any other terms of the debt securities.

         We may issue debt securities as "original issue discount securities," which are securities that we would offer and sell at a substantial discount below their stated principal amount. We will describe the federal income tax consequences and other special considerations that apply to original issue discount securities in the applicable prospectus supplement. Original issue discount securities include any security that provides that we must pay an amount less than the principal amount upon the acceleration of the maturity of the debt security if an event of default occurs and is continuing.

         The Indenture does not contain covenants or other provisions designed to give you protection if a highly leveraged transaction, change in credit rating or other similar change occurs.

Denominations, Registration and Transfer

         Unless we provide otherwise in the applicable prospectus supplement, we will pay principal, any premium and interest on the securities, and you may register the transfer of securities, at the office or agency we maintain in New York, New York, and at any other office or agency we maintain for this purpose. We may issue securities as registered securities, bearer securities or both. We may also issue securities in the form of one or more global securities, as described below under "Book-Entry Securities." Unless we tell you otherwise in a prospectus supplement, we will issue registered securities denominated in U.S. dollars only in denominations of $1,000 or any multiple of $1,000 and we will issue bearer securities denominated in U.S. dollars only in the denomination of $5,000 with coupons attached. We will issue a global security in a denomination equal to the total principal amount of outstanding securities represented by the global security. We will specify in the prospectus supplement the denominations of any securities we issue in a foreign or composite currency.

         We will not offer, sell, resell or otherwise deliver bearer securities to any location in the United States or its possessions or to a United States person except in limited circumstances described in "Limitations on Issuance of Bearer Securities" below.

         We will exchange registered securities for other denominations of registered securities of the same series, principal amount and maturity date. In addition, if we issue securities as both registered securities and as bearer securities, at your option upon your written request, and subject to the terms of the Indenture, we will exchange bearer securities, with all unmatured coupons, except as provided below, and all matured coupons in default attached, of that series for registered securities of the same series of any authorized denominations and of the same principal amount and maturity date. Unless we tell you otherwise in a prospectus supplement, any bearer security you surrender in exchange for a registered security between a regular record date or a special record date and the relevant date for payment of interest will be surrendered without the coupon relating to that date for payment of interest attached. We will not pay interest on the registered security issued in exchange for that bearer security, but will only pay the holder of the coupon when it is due in accordance with the terms of the Indenture. Except as provided in a prospectus supplement, we will not issue bearer securities in exchange for registered securities.

         You may present securities for exchange as provided above. You may present registered securities, other than a global security, for registration of transfer, with the form of transfer properly signed, at the office of the security registrar of any transfer agent we designate for that purpose for any series of securities, without service charge and upon payment of any taxes and other governmental charges. We will designate the security registrar and any transfer agent in the prospectus supplement. The security registrar or the transfer agent will effect any transfer or exchange when it is satisfied with the documents of title and identity of the person making the request. We have initially appointed the trustee as the security registrar under the Indenture. If a prospectus supplement refers to any transfer agent in addition to the security registrar initially designated by us for any series of securities, we may at any time rescind the designation of that transfer agent or approve a change in the location through which that transfer agent acts. If securities are issuable only as registered securities, we must maintain a transfer agent in each place of payment for that series. If we issue securities as bearer securities, we must also maintain a transfer agent in a place of payment for that series outside the United States. We may at any time designate additional transfer agents for any series of securities.

         If we redeem any securities in part, the Indenture does not require us to:

         o issue, register the transfer of or exchange securities during a period beginning at the open of business 15 days before we select any securities to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption, if we issue securities only as registered securities;

         o issue, register the transfer of or exchange securities during a period beginning at the open of business 15 days before we select any securities to be redeemed and ending at the close of business on the day of the first publication of the notice of redemption, if we issue securities only as bearer securities;

         o issue, register the transfer of or exchange securities during a period beginning at the open of business 15 days before we select any securities to be redeemed and ending at the close of business on the day of the mailing of the notice of redemption, if we issue securities as both bearer securities and registered securities and there is no publication of the notice of redemption;

         o register the transfer of or exchange any registered security, or portion of a registered security, we call for redemption, except the unredeemed portion of any registered security we redeem in part; or

         o exchange any bearer security we call for redemption, except that we may exchange a bearer security for a registered security of the same maturity date if you immediately surrendered your registered security for redemption.

         We will not charge a service charge for any registration of transfer or exchange of the securities, but we may require payment of any amount needed to cover any tax or other governmental charge imposed in connection with a transfer or exchange.

Payments and Paying Agents

         Unless we indicate otherwise in a prospectus supplement, we will pay principal and any premium and interest on registered securities, other than a global security, at the office of the paying agent(s) we designate from time to time. At our option, we may make payment of any interest (1) by check mailed to the address of the person entitled to the payment as the address appears in the security register or (2) by wire transfer to an account maintained by that person as specified in the security register. Unless otherwise indicated in a prospectus supplement, we will pay any installment of interest on registered securities to the person in whose name the registered security is registered at the close of business on the regular record date for interest payments.

         Unless we indicate otherwise in a prospectus supplement, we will pay principal and any premium and interest on bearer securities at the offices of the paying agent(s) outside the United States that we designate from time to time. At our option, we may pay any interest by check or wire transfer to an account maintained by the person entitled to payment outside the United States or its possessions. Unless otherwise indicated in a prospectus supplement, we will pay interest on bearer securities on any interest payment date only if you surrender the coupon for that interest payment date. We will not make any payment on a bearer security at our office or agency in the United States or its possessions or by check mailed to any address in the United States or its possessions or by transfer to an account maintained in the United States or its possessions. We will not make any payments on bearer securities or their coupons if you present them to us or our paying agents in the United States or its possessions or make any other demand for payment to us or our paying agents in the United States or its possessions. However, we will pay principal and any premium and interest on bearer securities denominated in U.S. dollars at our paying agent's office in the United States only if payment of the full amount in U.S. dollars at all offices or agencies outside the United States or its possessions is illegal or effectively precluded by exchange controls or other similar restrictions.

         Unless we indicate otherwise in a prospectus supplement, the trustee will serve as paying agent and the corporate trust office of the trustee will be designated as our paying agent's office for payments with respect to debt securities that we issue solely as registered securities. We will name any paying agent outside the United States and any other paying agent in the United States for the debt securities in a prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. If we issue securities only as registered securities, we must maintain a paying agent in each place of payment for that series. If we issue securities as bearer securities, we will maintain:

         o a paying agent in each place of payment for that series in the United States for payments on any registered securities of that series, and for payments on bearer securities of that series only in the circumstances described above;

         o a paying agent in each place of payment located outside the United States where securities of that series and any attached coupons; if the securities of that series are listed on The International Stock Exchange, the London Stock Exchange, the Luxembourg Stock Exchange or any other stock exchange outside the United States and that stock exchange requires it, we will maintain a paying agent in London or Luxembourg or any other required city outside the United States, for securities of that series; and

         o a paying agent in each place of payment outside the United States where you may surrender for registration of transfer or exchange registered securities and where you may serve notices to and demands on us.

         The paying agent will refund to us all moneys we pay to a paying agent for the payment of principal of, and any premium and interest on, any debt security that remains unclaimed at the end of two years after the principal, any premium or interest became due and payable. After that time, you may look only to us for payment.

Book-Entry Securities

         Unless we provide otherwise in a prospectus supplement, the debt securities will be represented by one or more certificates. These certificates are called "global securities." We will deposit the global security representing the debt securities with a depository. The depository will initially be The Depository Trust Company. The global security will be registered in the name of the depository or its nominee. Unless we provide otherwise in a prospectus supplement, we will not issue debt securities in definitive form. If the total principal amount of any issue exceeds $200 million, we will issue one certificate for each $200 million of principal amount and an additional certificate for any remaining principal amount of that issue.

         The Depository Trust Company or "DTC" is a limited-purpose trust company organized under the New York Banking Law. It is a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the 1934 Act. DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, which eliminates the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. A number of DTC's direct participants and the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. own DTC. Other persons, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, have access to DTC's book-entry system, either directly or indirectly. These other entities are referred to as "indirect participants." The rules applicable to DTC and its participants are on file with the SEC.

         Purchases of debt securities represented by a global security under DTC's system must be made by or through direct participants. Direct participants will receive a credit for the debt securities on DTC's records. The ownership interest of each actual purchaser of each debt security will be recorded on the direct and indirect participants' records. Each actual purchaser is referred to as the "beneficial owner" of that security. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction and periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in the global security.

         So long as the depository for the global security, or its nominee, is the registered owner of the global security, it will be considered the sole owner or holder of the debt securities represented by the global security. Except as provided below, owners of beneficial interests in the debt securities represented by the global security will not be entitled to have debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in definitive form and will not be considered the owners or holders of the debt securities under the Indenture.

         To facilitate subsequent transfers, all debt securities deposited by participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. causes no change in the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities; its records reflect only the identity of the direct participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers. Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them. Those arrangements are subject to any applicable statutory or regulatory requirements.

         Neither DTC nor Cede & Co. will consent or vote with respect to debt securities. Under its usual procedures, DTC mails an omnibus proxy to United as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to the direct participants to whose accounts the debt securities are credited on the record date. A listing attached to the omnibus proxy will identify those direct participants.

         We will pay principal or any premium and interest on the global security through the trustee or a paying agent to the depository as the registered owner of the global security.

         Subject to the restrictions discussed under "Limitations on Issuance of Bearer Securities" below, we expect that the depository upon receipt of any payment of principal, any premium or interest, will credit direct participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security for the debt securities as shown on the records of the depository or its nominee. We also expect that payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". The participants, and not DTC, the paying agent or United, will be responsible for payments to the beneficial owners. Receipt by beneficial owners of a temporary global security of payments in respect of the temporary global security will be subject to restrictions discussed under "Limitations on Issuance of Bearer Securities" below. United or the paying agent will be responsible for the payment of principal, any premium and interest to DTC. DTC will be responsible for the disbursement of these payments to direct participants. Direct and indirect participants of DTC will be responsible for the disbursement of these payments to the beneficial owners.

         If the depository with respect to a global security is at any time unwilling or unable to continue as depository and a successor depository is not appointed by us within 90 days, we will issue certificated notes in exchange for the debt securities represented by the global security.

         The information in this section concerning the depository and the depository's book-entry system has been obtained from sources that United believes to be reliable, but United takes no responsibility for the accuracy of this information.

         In addition to holding securities through participants or indirect participants of DTC in the United States as described above, you may hold your debt securities through Cedelbank or Euroclear in Europe or indirectly through organizations that are participants in these systems.

         Cedelbank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries which in turn will hold these positions in customers' securities accounts in the depositaries' names on the books of DTC.

         Transfers between Cedelbank participants and Euroclear participants will occur in accordance with their respective rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank participants or Euroclear participants, on the other hand, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing systems by its depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in this system in accordance with its rules and procedures and within its established deadlines (European time). If the transaction meets its settlement requirements, the relevant European international clearing system will deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedelbank participants and Euroclear participants may not deliver instructions directly to the depositaries.

         Because of time-zone differences, credits of debt securities received in Cedelbank or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in the debt securities settled during the securities settlement processing will be reported to the relevant Euroclear or Cedelbank participants on the business day following the DTC settlement date. Cash received in Cedelbank or Euroclear as a result of sales of debt securities by or through a Cedelbank participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC.

         Cedelbank is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Cedelbank participants through electronic book-entry changes in accounts of Cedelbank participants, which eliminates the need for physical movement of certificates. Transactions may be settled in Cedelbank in any of 28 currencies, including United States dollars. Cedelbank provides to Cedelbank participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a professional depository, Cedelbank is subject to regulation by the Luxembourg Monetary Institute. Cedelbank participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers or securities and cash. Transactions may now be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euro-clear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. These terms and conditions govern transfers of securities and cash with Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding though Euroclear participants.

         Distributions with respect to debt securities held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedelbank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the Indenture or any other related document on behalf of a Cedelbank participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect action on its behalf through DTC.

         Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

         Except as required by law, neither United, the trustee nor the paying agent will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the debt securities of any series held by Cede & Co., as nominee for DTC, by Cedelbank or by Euroclear in Europe, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests of the debt securities of any series held by Cede & Co., Cedelbank or Euroclear.

Limitations on Issuance of Bearer Securities

         United States federal tax laws and regulations do not allow us to deduct interest on debt securities unless we take the following steps:

         o Bearer securities may not be offered, sold, resold or delivered in connection with their original issue in the United States or its possessions or to United States persons as defined in the Internal Revenue Code and its regulations; subject to certification requirements, bearer securities may be offered or sold to offices outside of the United States of United States financial institutions that agree to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code and its regulations; and

         o any underwriters, agents and dealers participating in the offering of securities must agree that they will not offer any bearer securities for sale or resale in the United States or its possessions or to United States persons, other than the financial institutions described above, nor deliver bearer securities within the United States or its possessions.

         Bearer securities and any attached coupons must bear a legend substantially similar to the following: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code". Under Sections 165(j) and 1287(a) of the Internal Revenue Code, if you are a United States person, you generally are not entitled to deduct any loss on bearer securities and must treat any gain realized on the sale or other disposition, including the receipt of principal, of bearer securities as ordinary income.

         Other restrictions and additional tax considerations may apply to the issuance and holding of bearer securities. You should consult your tax advisor about the existence of any tax restrictions.

Notices

         Except as otherwise set forth in a prospectus supplement, we will give notices to holders of bearer securities by publication in a daily newspaper in the English language of general circulation in New York City and London. So long as bearer securities are listed on the Luxembourg Stock Exchange and the Luxembourg Stock Exchange requires it, we will also give notices in a daily newspaper of general circulation in Luxembourg City or, if not practical, elsewhere in Western Europe. We expect to make this publication in The Wall Street Journal, the Financial Times and the Luxemburger Wort. We will give notices to holders of registered securities by mail to the addresses of securityholders as they appear in the security register.

Events of Default

         Any one of the following events will be an event of default for the debt securities of any particular series:

         (1) we fail to pay any interest on the debt security within 30 days after its due date;

         (2) we fail to pay principal of, or any premium on, the debt security within 10 days after its due date;

         (3) we fail to deposit any sinking fund or other payment on the debt security within 10 days after its due date;

         (4) we fail to perform or we breach any of our other covenants or warranties in the Indenture, unless the covenant or warranty does not apply to your series, for 90 days after we receive written notice stating we are in breach;

         (5)      we become bankrupt or insolvent; or

         (6) any other event of default provided with respect to debt securities of that series.

         If any event of default with respect to any outstanding series of the debt securities occurs and is not remedied as provided in the Indenture, either the trustee or the holders of at least 25% in aggregate principal amount of that series of the outstanding debt securities may declare the entire principal amount of that series of debt securities to be due and payable immediately. This is called a declaration of acceleration. If any event of default with respect to original issue discount securities, either the trustee or the holders of at least 25% in aggregate principal amount of that series of the outstanding debt securities may declare the portion of the principal amount of the securities of that series specified in the Indenture to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment based on acceleration has been obtained, the holders of a majority of the aggregate principal amount of that series of outstanding debt securities may, in some instances, rescind and annul the acceleration.

         You should review the applicable prospectus supplement relating to any series of debt securities that are original issue discount securities for the particular provisions relating to acceleration of the stated maturity of a portion of the principal amount of that series of original issue discount securities upon the occurrence and continuation of an event of default.

         The Indenture provides that, subject to the duty of the trustee during default to act with the required standard of care, the trustee is not required to exercise any of its rights or powers under the Indenture at the request of any of the holders of the debt securities, unless those holders have offered to the trustee reasonable protection from losses and expenses, which is called "indemnity." If an indemnity is given, the holders of a majority of the principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any legal action for any remedy available to the trustee, or exercising any of the trustee's powers with respect to that series of the debt securities.

         You will not have the right to take legal action under the Indenture, unless:

         o you give the trustee written notice of an event of default that is not remedied on time;

         o the holders of at least 25% of the principal amount of that series of outstanding debt securities have made written request, and offered reasonable indemnity, to the trustee to take legal action; and

         o the trustee has not received from the holders of a majority of the principal amount of that series of outstanding debt securities a direction not to take legal action or otherwise has failed to take legal action within 60 days.

         However, these limitations do not apply to a suit instituted by a holder of a security to enforce the payment of the principal of, and any premium or interest on, its debt security on or after the due dates for those payments.

         We are required to furnish to the trustee annually a statement as to our performance of our obligations under the Indenture and as to any default in our performance.

Modification and Waiver

         We may modify and amend the Indenture only if the trustee and the holders of at least the majority of the principal amount of each series of the outstanding debt securities issued under the Indenture and affected by the modification or amendment consent to the amendment. We may not make the following amendments without the consent of the holders of all affected debt securities:

         (1) any change to the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

         (2) any reduction of the principal amount of any premium, or unless we indicate otherwise in the applicable prospectus supplement, interest on any debt security, including, in the case of an original issue discount security, the amount payable upon acceleration;

         (3) any change in the place or currency of payment of principal of, or any premium or interest on, any debt security;

         (4) any changes that impair your right to take legal action for the enforcement of any payment on any debt security on or after its stated maturity or, in the case of redemption, on or after the redemption date; or

         (5) any reduction in the percentage of the principal amount of any series of outstanding debt securities that must consent to modify or amend the Indenture, to waive compliance with its provisions or to waive events of defaults.

         The holders of at least a majority of the principal amount of any series of outstanding debt securities may, on behalf of all holders of that series, waive our compliance with some of the restrictive provisions of the Indenture. The holders of at least a majority of the principal amount of any series of outstanding debt securities may, on behalf of all holders of that series, waive any past default under the Indenture. However, all holders of the affected series of outstanding debt securities must consent in order to waive a default in the payment of principal, any premium or interest and a default in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of that series.

Consolidation, Merger and Sale of Assets

         We may consolidate with or merge into any other corporation or transfer substantially all of our assets to any corporation if:

         (1) (A) we are the surviving corporation or (B) any successor or purchaser is a corporation organized and validly existing under the laws of the United States of America, any State or the District of Columbia, and the successor or purchaser expressly assumes our obligations relating to the debt securities;

         (2) immediately after the transaction, no event of default has occurred or would occur; and

         (3) if our properties or assets become subject to a lien that is not permitted by the Indenture, we or our successor grant you a lien on that property that is equal or superior to the lien resulting from the transaction.

         Defeasance and Covenant Defeasance

         The Indenture provides that, if the terms of any debt security permit, at our option, we:

         (1) will be discharged from our obligations under the debt securities, except for our obligations to register the transfer of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust; or

         (2) are not required to comply with specified covenants in the Indenture and the event described in clause (4) under "--Events of Default" will no longer be an event of default,

if we deposit with the trustee to hold in trust a sufficient amount of money or U.S. government obligations to make all required payments on the debt securities of that series on the dates those payments are due. All payments must be made in accordance with the terms of that series of debt securities. We may establish a trust arrangement of this type only if, among other things:

         (a) no event of default has occurred or would occur on the date of the deposit or on any later date specified in the Indenture if we become bankrupt or insolvent;

         (b) the deposit will not cause the trustee to have any conflicting interest with any of our other debt securities;

         (c) the defeasance will not violate or be a default under the Indenture or any of our other agreements; and

         (d) we have delivered an opinion of counsel that states that the holders will not recognize income, gain or loss for federal income tax purposes as a result of the deposit or defeasance and will be subject to federal income tax in the same manner as if the defeasance had not occurred. The opinion of counsel, in the case of full defeasance described in clause (1) above, must refer to and be based upon a published ruling of the Internal Revenue Service, a private ruling of the Internal Revenue Service addressed to us, or otherwise be based on a change in federal income tax law after the date of the Indenture.

If we do not comply with our remaining obligations under the Indenture after a covenant defeasance and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and U.S. government obligations on deposit with the trustee may be insufficient to pay amounts due on the debt securities of that series at the time of the acceleration. However, we will remain liable for these payments.

Concerning the Trustee

         The applicable prospectus supplement will name the trustee under the Indenture. The trustee may act as trustee under our other financings. The trustee may also perform services for us and our affiliates in the ordinary course of business and may be a lender bank under our credit facilities.

                            PLAN OF DISTRIBUTION

         We may sell the debt securities being offered by this prospectus through agents, through underwriters and through dealers. Debt securities may be sold to other purchasers directly or through agents or through a combination of any of these methods of sale.

         The securities may be distributed in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

         Offers to purchase debt securities may be solicited by agents designated by us. The applicable prospectus supplement will name any agent, who may be deemed to be an underwriter, as that term is defined in the 1933 Act, involved in the offer or sale of the debt securities and will describe any commissions payable by us to that agent. We may indemnify our agents against certain liabilities, including liabilities under the 1933 Act. In addition, our agents or their affiliates may be customers of, extend credit to, engage in transactions with, or perform services for, us and/or our affiliates in the ordinary course of business. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

         If any underwriters are utilized in the sale, we will enter into an underwriting agreement with these underwriters at the time of sale to them. The names of the underwriters and the terms of the transaction will be described in the applicable prospectus supplement that the underwriters will use to resell the debt securities in respect of which this prospectus is delivered to the public. We may indemnify underwriters against certain liabilities, including liabilities under the 1933 Act. In addition, our underwriters or their affiliates may be customers of, extend credit to, engage in transactions with, or perform services for, us and/or our affiliates in the ordinary course of business.

         If dealers are utilized in the sale of the debt securities, we will sell the debt securities to the dealers as principal. The dealers may then resell the debt securities to the public at varying prices to be determined by the dealers at the time of resale. We may indemnify dealers against certain liabilities, including liabilities under the 1933 Act. In addition, dealers or their affiliates may be customers of, extend credit to, engage in transactions with, or perform services for, us and/or our affiliates in the ordinary course of business.

         Unless otherwise indicated in the applicable prospectus supplement, we do not propose to list the debt securities on a securities exchange. If any debt securities are sold to or through underwriters, dealers or agents, they may make a market in the securities as permitted by applicable law or regulations. However, no underwriters or dealers will be obligated to make a market in debt securities. We cannot predict the activity or liquidity of any trading in the debt securities.

         If indicated in an applicable prospectus supplement, we will authorize underwriters or agents to solicit offers by specified institutions to purchase offered debt securities from us under delayed delivery contracts. Delayed delivery contracts provide for payment and delivery on the date or dates stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount of offered debt securities sold under delayed delivery contracts will be not less nor more than, the amounts stated in the prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except:

         o the purchase by an institution of the offered debt securities covered by its delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States; and

         o if the offered debt securities are being sold to underwriters, we will have sold to the underwriters the total principal amount of the offered debt securities less the principal amount covered by delayed delivery contracts.

         Agents and underwriters will have no responsibility for the delivery or performance of delayed delivery contracts.

                               LEGAL MATTERS

         Unless otherwise indicated in a prospectus supplement, counsel for United, Mayer, Brown & Platt, Chicago, Illinois and counsel for any underwriters, dealers and agents will pass upon certain legal matters in connection with the debt securities offered by this prospectus.

                                  EXPERTS

         Unless otherwise indicated in a prospectus supplement, Arthur Andersen LLP, independent public accountants, have audited the audited financial statements and schedules included or incorporated by reference in this prospectus, any prospectus supplement and elsewhere in the registration statement, as indicated in their audit reports, and the audited financial statements and schedules are included or incorporated by reference in this prospectus in reliance upon the authority of that firm as experts in giving audit reports.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

               Subject to Completion, Dated November 9, 1999

PROSPECTUS
----------

United Air Lines, Inc.
1200 East Algonquin Road
Elk Grove Village, IL 60007
Mailing Address: P.O.  Box 66100
Chicago, Illinois 60666
(847) 700-4000

                               [COMPANY LOGO]


                         PASS THROUGH CERTIFICATES


         Pass through trusts formed by United may offer for sale up to $1,500,000,000 of pass through certificates from time to time under this prospectus and one or more prospectus supplements. Each pass through certificate will represent an interest in a pass through trust. The property of the pass through trust will include equipment notes issued by:

         o a trust to finance or refinance a portion of the purchase price of an aircraft that has been or will be leased to United as part of a leveraged lease transaction; or

         o United to finance or refinance all or a portion of the purchase price of an aircraft owned or to be purchased by United.

         Equipment notes issued by a trust are without recourse to United. Equipment notes issued by United are with recourse to United. For each aircraft, the owner trustee or United will issue one or more equipment notes with an interest rate, final maturity date and ranking of priority of payment described in a prospectus supplement.

         The pass through trustee will distribute to the holders of pass through certificates the interest paid on the equipment notes held in the related pass through trust on the dates and at the rates indicated in a prospectus supplement. Holders of pass through certificates will also receive distributions of the principal paid on the equipment notes in scheduled amounts and on dates specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, we will not list the pass through certificates on any national securities exchange.


===============================================================================

         United will provide specific terms of these securities in
            supplements to this prospectus. You should read this
             prospectus and any prospectus supplement carefully
                             before you invest.

===============================================================================

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

===============================================================================


              The date of this Prospectus is November__, 1999.

                           ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that contains two forms of prospectus to be used in connection with offerings of debt securities or pass through certificates. This prospectus provides you with a general description of pass through certificates that we may offer. Each time that we sell pass through certificates, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

         You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. United has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. United is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information United has previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate as of the date on the front of those documents only. United's business, financial condition, results of operations and prospects may have changed since those dates.


                    WHERE YOU CAN FIND MORE INFORMATION

         United Air Lines, Inc. files reports, proxy statements and other information with the SEC. You may access United's SEC filings over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document United files at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 to obtain information on the operation of the public reference room.

         United has filed with the SEC under the Securities Act of 1933 a registration statement on Form S-3 relating to the securities. For further information on United and the securities, you should refer to the registration statement and its exhibits. This prospectus and the related prospectus supplement summarizes material provisions of contracts and other documents that United refers you to. Since the prospectus and the related prospectus supplement may not contain all the information that you may find important, you should review the full text of these documents. United has included forms of these documents as exhibits to the registration statement or incorporated them by reference into this prospectus.

           INCORPORATION OF INFORMATION UNITED FILES WITH THE SEC

         United is "incorporating by reference" certain information it files with the SEC into this prospectus, which means:

         o    incorporated documents are considered part of this prospectus;

         o United can disclose important information to you by referring you to those documents; and

         o information that United files with the SEC will automatically update and supersede this prospectus.

         United incorporates by reference its Annual Report on Form 10-K for the fiscal year ended December 31, 1998, its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1999 and June 30, 1999, and its Current Report on Form 8-K dated October 19, 1999, which United filed with the SEC under the Securities Exchange Act of 1934.

                  United also incorporates by reference each of the following documents that United will file with the SEC after the date of the initial filing of the registration statement with the SEC and prior to effectiveness of the registration statement or after the date of this prospectus but before the end of the offering of the securities:

        o     Reports filed under Sections 13(a) and (c) of the 1934 Act,

        o     Definitive proxy or information statements filed under
              Section 14 of the 1934 Act in connection with any subsequent stockholders' meeting, and

        o     Any reports filed under Section 15(d) of the 1934 Act.

         You may request a copy of any filings referred to above, at no cost, by writing or telephoning United at the following address:

         Corporate Secretary's Office
         United Air Lines, Inc. - WHQLD
         P.O. Box 66100
         Chicago, Illinois 60666
         (847) 700-4453.


                 REPORTS TO PASS THROUGH CERTIFICATEHOLDERS

         The pass through trustee under each pass through trust will provide the certificateholders of each pass through trust with periodic statements concerning the distributions made from that pass through trust. See "Description of the Certificates--Reports to Certificateholders" for a description of these periodic statements.

                                THE COMPANY

         UAL Corporation was incorporated under the laws of the State of Delaware on December 30, 1968. The world headquarters of UAL are located at 1200 East Algonquin Road, Elk Grove Township, Illinois 60007. UAL's mailing address is P.O. Box 66100, Chicago, Illinois 60666. The telephone number for UAL is (847) 700-4000.

         UAL is a holding company and its principal subsidiary is United Air Lines, Inc., a Delaware corporation, which is wholly owned. United accounted for virtually all of the Company's revenues and expenses in 1998. United is a major commercial air transportation company, engaged in the transportation of persons, property and mail throughout the United States and abroad.

         During 1998, United carried, on average, more than 238,000 passengers per day and flew more than 125 billion revenue passenger miles. It is the world's largest airline as measured by revenue and passenger miles flown, providing passenger service in 28 countries.

         United has a global network of major connecting airports: Chicago, Denver, San Francisco, Los Angeles, Washington, D.C., Miami, Frankfurt, London, Tokyo, and Toronto. This network of major connecting airports is designed to fly travelers between North America (domestic segment) and the Pacific, Latin America and Europe (international segments). Operating revenues attributed to United's North America segment were approximately $12.0 billion in 1998, $11.2 billion in 1997, and $10.7 billion in 1996. Operating revenues attributed to United's international segments were approximately $5.5 billion in 1998, $6.1 billion in 1997 and $5.6 billion in 1996.

         Since October 1994, United has operated a service, United Shuttle, within its domestic segment. This service is designed to compete with low-cost carriers on routes fewer than 750 miles. While United Shuttle is principally concentrated on the West Coast, it has also expanded into the Denver market. United Shuttle offers approximately 466 daily flights on 25 routes between 21 cities in the western United States. United Shuttle provides critical feed traffic, at competitive prices, for United.

                     RATIO OF EARNINGS TO FIXED CHARGES

         The ratio of earnings to fixed charges for United is set forth below for the periods indicated.


     Six-months Ended                    Year Ended December 31
     ----------------            --------------------------------------
       June 30, 1999           1998     1997     1996       1995     1994
       -------------           ----     ----     ----       ----     ----
           3.15                2.05     2.36     1.76       1.44     1.09

         For the computation of the ratio of earnings to fixed charges, "earnings" has been calculated by adding income before taxes and extraordinary items, interest expense, undistributed earnings of affiliates, the portion of rental expense representative of an interest factor and amortization of capitalized debt expense. Fixed charges consist of interest expense (including capitalized interest) and the portion of rental expense representative of an interest factor.


                  OUTLINE OF PASS THROUGH TRUST STRUCTURE

         Each series of pass through certificates will be issued by a separate pass through trust. Each separate pass through trust will be formed under a supplemental agreement, between United and the pass through trustee named in the series supplement, to a Pass Through Trust Agreement between United and the pass through trustee. All pass through certificates issued by a particular pass through trust will represent fractional undivided interests in that pass through trust. The trust property held in each pass through trust will consist of (a) equipment notes issued by United in connection with financing or refinancing the purchase of one or more aircraft, (b) equipment notes issued by one or more trusts in connection with the financing or refinancing one or more leveraged lease transactions, as specified in the applicable prospectus supplement, and (c) any other property described in the applicable prospectus supplement.

         United or the owner trustee may issue one or more equipment notes in connection with each purchase or leveraged lease transaction. Each equipment note may have different interest rates and final maturity dates and rankings of priority of payment. Concurrently with the execution and delivery of each series supplement, the pass through trustee, on behalf of the related pass through trust, will enter into one or more agreements under which it will purchase one or more equipment notes. Unless otherwise provided in a prospectus supplement, the equipment notes that constitute the property of a pass through trust will have the same interest rates as the interest rates on the pass through certificates issued by the pass through trust and the same priority of payment relative to each of the other equipment notes held by the pass through trust. Unless otherwise provided in a prospectus supplement, the latest maturity date for the equipment notes will occur on or before the final distribution date applicable to the pass through certificates issued by the pass through trust holding those equipment notes.

         For each pass through trust, the total amount of the pass through certificates will equal the total principal amount of the equipment notes constituting the trust property of the pass through trust. The pass through trustee will distribute payments of principal, any premium and interest, received by it as holder of the equipment notes to the certificateholders of the pass through trust that hold those equipment notes.

                              USE OF PROCEEDS

         The pass through trustee will use proceeds from the sale of pass through certificates issued by a pass through trust to purchase equipment notes. The equipment notes are or will be issued by:

         o a trust to finance or refinance a portion of the purchase price of an aircraft that has been or will be leased to United, or

         o United to finance or refinance all or a portion of the purchase price of an aircraft owned or to be purchased by United.

         For each leased aircraft, the owner trustee will issue the related equipment notes, as nonrecourse obligations, and authenticated by a bank or trust company, as indenture trustee under either a separate supplement to an existing trust indenture and security agreement between the owner trustee and the indenture trustee or a separate trust indenture and security agreement. Each trust indenture and security agreement is referred to in this prospectus as a "Leased Aircraft Indenture". The owner trustee will also obtain a portion of the funding for the leased aircraft from an equity investment of an owner participant(s). A leased aircraft may also be subject to other financing arrangements that will be described in the applicable prospectus supplement. In connection with the refinancing of a leased aircraft, the owner trustee may refinance the existing equipment notes through the issuance of notes by a separate trust, which will be described in the applicable prospectus supplement.

         We will issue the equipment notes relating to owned aircraft under either a separate supplement to an existing trust indenture and mortgage or a separate trust indenture and mortgage. Each trust indenture and mortgage is referred to in this prospectus as an "Owned Aircraft Indenture". The term "Indenture" refers to any Leased Aircraft Indenture and any Owned Aircraft Indenture.

         If the pass through trustee does not use the proceeds of any offering of pass through certificates to purchase equipment notes on the date of issuance of the pass through certificates, it will hold the proceeds for the benefit of the holders of the related pass through certificates under arrangements that we will describe in the applicable prospectus supplement. If the pass through trustee does not subsequently use any portion of the proceeds to purchase equipment notes by the date specified in the applicable prospectus supplement, it will return that portion of the proceeds to the holders of the related pass through certificates.

         In addition, pass through certificates may be offered subject to delayed aircraft financing arrangements, such as the following:

         o a pass through trust may purchase equipment notes issued by an owner trustee prior to the purchase of an aircraft by the owner trustee or the commencement of the related Lease to United.

         o a pass through trust may purchase equipment notes issued by United prior to the expected delivery date of an owned aircraft.

         o the funds may be invested with a depositary or represented by escrow receipts until used to purchase equipment notes.

         In these circumstances, the prospectus supplement will describe how the proceeds of the pass through certificates will be held or applied during any delayed aircraft financing period, including any depositary or escrow arrangements.


                              FLOW OF PAYMENTS

         Each pass through trust may hold equipment notes relating to more than one aircraft. A prospectus supplement will describe the number of aircraft included in each offering and the interest rates, final maturity dates and rankings in respect of priority of payment of the equipment notes held by each pass through trust.

         In a leased aircraft transaction, United will lease each aircraft from the owner trustee under a separate Lease. United will make scheduled rent payments for each aircraft under the Lease. As a result of the assignment under the related Leased Aircraft Indenture of specified rights of the owner trustee under the Lease, United will make the rent payments directly to the indenture trustee. From these rent payments, the indenture trustee will pay to the pass through trustee the interest, principal and any premium due from the owner trustee (or any separate trust created in connection with the refinancing of leased aircraft) on the equipment notes issued under the Indenture and held in the pass through trust. After the indenture trustee has made the payments on the equipment notes then due, the indenture trustee will pay the remaining balance to the owner trustee for the benefit of the related owner participant. The owner participant may be United or an affiliate of United. The pass through trustee for each pass through trust will distribute to the related certificateholders payments received on the equipment notes held in the pass through trust.

         In an owned aircraft transaction, United will make scheduled payments on the equipment notes relating to each aircraft to the indenture trustee. From these payments, the indenture trustee will pay to the pass through trustee for each pass through trust the interest, principal and any premium due on the equipment notes issued under the related Owned Aircraft Indenture and held in the related pass through trust. The pass through trustee will distribute to the related certificateholders payments received on the equipment notes held in the pass through trust.

         In addition, this description generally assumes that, on or before the date of the sale of any series of pass through certificates, the related aircraft shall have been delivered and the ownership or lease financing arrangements for such aircraft shall have been put in place. However, it is possible that some or all of the aircraft related to a particular offering of pass through certificates may be subject to delayed aircraft financing arrangements. In the event of any delayed aircraft financing arrangements, some terms of the pass through certificates will differ from the terms described in this prospectus. The applicable prospectus supplement will reflect the material differences arising from delayed aircraft financing arrangements.

                         DESCRIPTION OF THE CERTIFICATES

         The discussion that follows is a summary of the terms of the pass through certificates that we expect will be common to all series and is not complete. The applicable prospectus supplement will describe most of the financial terms and other specific terms of a particular series of pass through certificates. The summary includes descriptions of the material terms of the Pass Through Agreement. The form of Pass Through Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The series supplement relating to each series of pass through certificates and the forms of Indentures, Note Purchase Agreements, if any, Participation Agreements, Leases, if the pass through certificates relate to a leased aircraft transaction, intercreditor agreement, if any, liquidity facility, if any, Trust Agreements and Collateral Agreements, if any, will be filed with the SEC as exhibits to a post-effective amendment to this registration statement, a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, and this summary is qualified in its entirety by the detailed information appearing in each of these documents. This summary makes use of terms defined in and is qualified in its entirety by reference to the Pass Through Agreement.

         Each prospectus supplement will include a glossary of terms used in connection with the pass through certificates offered thereby and the related equipment notes. The applicable prospectus supplement will describe the particular terms of the Indentures, the pass through certificates, the Leases and the Participation Agreements relating to any particular offering of pass through certificates. To the extent that any provision in any prospectus supplement is inconsistent with any provision of this summary, the provision of the prospectus supplement will control.

         The pass through certificates of each pass through trust will be issued in fully registered form only. Each pass through certificate will represent a fractional undivided interest in the separate pass through trust formed by the Pass Through Agreement and the related series supplement under which that pass through certificate is issued. The property of each pass through trust will include (1) the equipment notes held in that pass through trust, (2) all monies at any time paid on the equipment notes, (3) all monies due and to become due on the equipment notes and (4) funds from time to time deposited with the pass through trustee in accounts relating to that pass through trust. If specified in a prospectus supplement, the property of a pass through trust will also include rights under an intercreditor agreement relating to cross-subordination arrangements and monies receivable under a liquidity facility. Each pass through certificate will represent a pro rata share of the outstanding principal amount of the equipment notes and other property held in the related pass through trust and will be issued, unless otherwise specified in a prospectus supplement, in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000.

     A prospectus supplement will describe the specific series of pass through certificates offered by that prospectus supplement, including:

         (1) the specific designation and title of the pass through certificates and the pass through trust;

         (2) the pass through trustee for that series of pass through certificates;

         (3) the regular distribution dates and special distribution dates for the pass through certificates and any cut-off date for the purchase of an aircraft;

         (4)      the specific form of the pass through certificates;

         (5) whether the pass through certificates will be issued in accordance with a book-entry system;

         (6)      a description of:

                  (a) the equipment notes to be purchased by that pass through trust, including the period(s) within which, the price(s) at which, and the terms and conditions upon which the equipment notes may or must be repaid in whole or in part, by United or the related owner trustee;

                  (b) the payment priority of the equipment notes in relation to any other equipment notes issued with respect to the related aircraft;

                  (c) any additional security or liquidity facilities for the pass through certificates;

                  (d) any intercreditor issues among the holders of equipment notes having different priorities issued by the same owner trustee;

                  (e) any provisions for defeasance or covenant defeasance; and

                  (f) any arrangements for the investment or other use of proceeds of the pass through certificates prior to the purchase of equipment notes, and any arrangements relating to any delayed aircraft financing arrangements;

         (7) a description of the related aircraft, including whether the aircraft is a leased aircraft or an owned aircraft;

         (8) a description of the related Participation Agreement or Note Purchase Agreement and Indenture, including a description of events of default under the Indenture, remedies exercisable upon the occurrence of an event of default and any limitations on the exercise of remedies;

         (9) if the pass through certificates relate to leased aircraft, a description of the related Lease, Trust Agreement and any Collateral Agreement, including:

                  (a)      the name of the owner trustee;

                  (b) a description of the events of default under the Lease, remedies exercisable upon the occurrence of an event of default and any limitations on the exercise of remedies; and

                  (c) any rights of the owner trustee or owner participant to cure failures of United to pay rent under the Lease;

         (10) the extent, if any, to which the provisions of the operative documents applicable to the equipment notes may be amended without the consent of the holders of the equipment notes, or upon the consent of the holders of a specified percentage of the total principal amount of the equipment notes;

         (11)     a description of the related Indenture;

         (12) a description of any intercreditor or subordination provisions among the holders of pass through certificates, including any cross-subordination provisions among the holders of pass through certificates in separate pass through trusts;

         (13) a description of any deposit or escrow agreement, any liquidity or revolving credit facility or other like arrangement providing collateralization, credit support or liquidity enhancement for any series of pass through certificate or any class of equipment notes; and

         (14)     any other special terms of the pass through certificates.

         The applicable prospectus supplement will also describe any special United States federal income tax considerations and any other special information with respect to that series of pass through certificates if:

         o the pass through certificates are denominated in foreign or composite currency; or

         o the equipment notes are sold at a substantial discount below the principal amount of the equipment notes.

         The equipment notes issued under an Indenture may be held in more than one pass through trust and any pass through trust may hold equipment notes issued under more than one Indenture. Unless otherwise provided in a prospectus supplement, a pass through trust may only hold equipment notes having the same priority of payment. Equipment notes that have the same priority of payment are referred to as a "class".

         Interest will be passed through to certificateholders of each pass through trust at the rate payable on the equipment notes held in the pass through trust, as specified for the pass through trust in the prospectus supplement.

         The pass through certificates represent interests in the related pass through trust only and all payments and distributions will be made only from the trust property of the pass through trust. The pass through certificates do not represent an interest in or obligation of United, the pass through trustee, any related owner participant, the owner trustee in its individual capacity or any affiliate of any of them. Each certificateholder by its acceptance of a pass through certificate agrees to look solely to the income and proceeds from the trust property of the related pass through trust as specified in the Pass Through Agreement and the related series supplement.

         The Pass Through Agreement and the Indentures will not contain any debt covenants or provisions that would give certificateholders protection in the event of a highly leveraged transaction involving United. However, the certificateholders of each series will have the benefit of a lien on the specific aircraft securing the related equipment notes held in the related pass through trust.

         To the extent described in a prospectus supplement, United may surrender pass through certificates issued by a pass through trust to the pass through trustee for that pass through trust. In this event, the pass through trustee will transfer to United an equal principal amount of equipment notes relating to a particular aircraft designated by United and will cancel the surrendered pass through certificates.

Denominations, Registration and Transfer

         Unless otherwise indicated in a prospectus supplement, distributions with respect to the pass through certificates will be made, and the transfer of pass through certificates will be registrable, at the office or agency to be maintained by the pass through trustee in New York, New York, and at any other office or agency maintained by the pass through trustee for this purpose. We will issue pass through certificates in fully registered form, unless otherwise indicated in a prospectus supplement. Unless we tell you otherwise in a prospectus supplement, we will issue pass through certificates denominated in U.S. dollars only in denominations of $1,000 and integral multiples of $1,000 in excess of $1,000. We will specify in the prospectus supplement the denominations of any pass through certificates we issue denominated in a foreign or composite currency.

         We will exchange pass through certificates of any series for other pass through certificates of the same series, principal amount and maturity date. You may present pass through certificates, other than a global security, for registration of transfer, with the form of transfer properly signed, at the office of the registrar or of any transfer agent designated by the pass through trustee for this purpose for any series of pass through certificates and referred to in a prospectus supplement. The registrar or the transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request. The Pass Through Agreement designates the pass through trustee as the registrar. If a prospectus supplement refers to any transfer agent in addition to the registrar for any series of pass through certificates, the pass through trustee may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts. The pass through trustee must maintain a transfer agent in each place of payment for that series. The pass through trustee may at any time designate additional transfer agents with respect to any series of pass through certificates.

         No service charge will be made for any registration of transfer or exchange of the pass through certificates, but the pass through trustee may require payment of any amount needed to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Payments and Paying Agents

         Unless otherwise indicated in a prospectus supplement, the pass through trustee will distribute the amounts on deposit in the applicable certificate account (1) by check mailed to the address of each certificateholder of record of that series on the record date with respect to a regular distribution date as it appears in the register or (2) by wire transfer to an account maintained by the nominee of the depository.

         Unless otherwise indicated in a prospectus supplement, the pass through trustee will serve as paying agent and the corporate trust office of the pass through trustee will be designated as the paying agent office for payments with respect to pass through certificates. We will name in a prospectus supplement any paying agent outside the United States and any other paying agent in the United States initially designated by the pass through trustee for the pass through certificates. The pass though trustee may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. The pass through trustee will be required to maintain a paying agent in each place of payment for that series.

         The pass through trustee will repay to the appropriate indenture trustees all moneys held by the pass through trustee for the payment of distributions that remain unclaimed at the end of two years after the final distribution date for the pass through certificates. The pass through trustee will give written notice of the repayment to the related owner trustees, the owner participants and United.

Book-Entry Securities

         Unless we provide otherwise in a prospectus supplement, the pass through certificates will be represented by one or more fully registered certificates. These certificates are called "global securities." Each global security will be deposited with a depository. The depository will initially be The Depository Trust Company. The global security will be registered in the name of the depository or its nominee. Except in the circumstances described in "Certificated Form" below, no certificateholder will receive a certificated pass through certificate. If the total principal amount of any issue of pass through certificates exceeds $200 million, one certificate will be issued for each $200 million of principal amount and an additional certificate will be issued for any remaining principal amount of that issue.

         The Depository Trust Company or "DTC" is a limited-purpose trust company organized under the New York Banking Law. It is a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the 1934 Act. DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, which eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. A number of DTC's direct participants and the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. own DTC. Other persons, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, have access to DTC's book-entry system, either directly or indirectly. These other entities are referred to as "indirect participants." The rules applicable to DTC and its participants are on file with the SEC.

         Purchases of pass through certificates under the DTC system must be made by or through direct participants. Direct participants will receive a credit for the pass through certificates on DTC's records. The ownership interest of each actual purchaser of each pass through certificate will be recorded on the direct and indirect participants' records. Each actual purchaser is referred to as a "beneficial owner." Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction and periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the pass through certificates will be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in pass through certificates, except if the use of the book-entry system for the pass through certificates is discontinued. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in the global security.

         So long as the depository for the global security, or its nominee, is the registered owner of the global security, it will be considered the sole owner or holder of the pass through certificates represented by the global security. Except as provided below, owners of beneficial interests in pass through certificates represented by the global security will not be entitled to have pass through certificates represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of pass through certificates in definitive form and will not be considered the owners or holders of the pass through certificates under the Pass Through Agreement.

         To facilitate subsequent transfers, all pass through certificates deposited by participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of pass through certificates with DTC and their registration in the name of Cede causes no change in the beneficial ownership of the pass through certificates. DTC has no knowledge of the actual beneficial owners of the pass through certificates; its records reflect only the identity of the direct participants to whose accounts the pass through certificates are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers. Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them. These arrangements are subject to any applicable statutory or regulatory requirements.

         Neither DTC nor Cede will consent or vote with respect to pass through certificates. Under its usual procedures, DTC mails an omnibus proxy to the pass through trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the pass through certificates are credited on the record date. Those direct participants will be identified in a listing attached to the omnibus proxy.

         The pass through trustee or a paying agent, which may also be the pass through trustee, will make distributions with respect to the pass through certificates represented by the global security to the depository as the registered owner of the global security.

         We expect that the depository upon receipt of any distribution will credit direct participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global security for the related pass through certificates as shown on the records of the depository. We also expect that payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". The participants, and not DTC, the paying agent, the pass through trustee, the indenture trustee, the owner trustee or United, will be responsible for payments to the beneficial owners. The pass through trustee is responsible for the payment of distributions with respect to the global security to DTC. DTC is responsible for the disbursement of these payments to direct participants. The direct and indirect participants are responsible for the disbursement of these payments to the beneficial owners.

         If the depository with respect to a global security is at any time unwilling or unable to continue as depository and a successor depository is not appointed within 90 days, the pass through trustee will issue pass through certificates in certificated form in exchange for the pass through certificates represented by the global security.

         The information in this section concerning the depository and the depository's book-entry system has been obtained from sources that United believes to be reliable, but United takes no responsibility for the accuracy of the information.

         In addition to holding pass through certificates through participants or indirect participants of DTC in the United States as described above, you may hold your pass through certificates through Cedelbank or Euroclear in Europe if they are participants of these systems, or indirectly through organizations which are participants in these systems.

         Cedelbank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries which in turn will hold these positions in customers' securities accounts in the depositaries names on the books of DTC.

         Transfers between Cedelbank participants and Euroclear participants will occur in accordance with their respective rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank participants or Euroclear participants, on the other hand, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing systems by its depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in this system in accordance with its rules and procedures and within its established deadlines (European time). If the transaction meets its settlement requirements, the relevant European international clearing system will deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving pass through certificates in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.

Cedelbank participants and Euroclear participants may not deliver instructions directly to the depositaries.

         Because of time-zone differences, credits of pass through certificates received in Cedelbank or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in the pass through certificates settled during the securities settlement processing will be reported to the relevant Euroclear or Cedelbank participants on the business day following the DTC settlement date. Cash received in Cedelbank or Euroclear as a result of sales of pass through certificates by or through a Cedelbank participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC.

         Cedelbank is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Cedelbank participants through electronic book-entry changes in accounts of Cedelbank participants, which eliminates the need for physical movement of certificates. Transactions may be settled in Cedelbank in any of 28 currencies, including United States dollars. Cedelbank provides to Cedelbank participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a professional depository, Cedelbank is subject to regulation by the Luxembourg Monetary Institute. Cedelbank participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euro-clear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. These terms and conditions govern transfers of securities and cash with Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding though Euroclear participants.

         Distributions with respect to pass through certificates held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedelbank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the Pass Through Agreement or any other related document on behalf of a Cedelbank participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect action on its behalf through DTC.

         Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of pass through certificates among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

         Except as required by law, neither United, the pass through trustee nor the paying agent will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the pass through certificates of any series held by Cede & Co, by Cedelbank or by Euroclear in Europe, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         Certificated Form. The pass through trustee will issue certificates in fully registered, certificated form to certificateholders, or their nominees, rather than to DTC or its nominee, only if DTC advises the pass through trustee in writing that it is no longer willing or able to discharge properly its responsibilities as depository with respect to the pass through certificates and United is unable to locate a qualified successor or if United, at its option, elects to terminate the book-entry system through DTC. In this event, the pass through trustee will notify all certificateholders through DTC participants of the availability of certificated pass through certificates. Upon surrender by DTC of the definitive global certificate representing the series of pass through certificates and receipt of instructions for reregistration, the pass through trustee will reissue the pass through certificates in certificated form to certificateholders or their nominees.

         Certificates in certificated form will be freely transferable and exchangeable at the office of the pass through trustee upon compliance with the requirements set forth in the Pass Through Agreement and the applicable series supplements.

Payments and Distributions

         United will make scheduled payments of interest and principal on the equipment notes related to owned aircraft to the indenture trustee under the related Owned Aircraft Indenture. The indenture trustee will distribute these interest and principal payments to the pass through trustee for each of the pass through trusts that hold these equipment notes.

         Upon commencement of the Lease for any leased aircraft, United will make scheduled rent payments for each leased aircraft under the related Lease to the owner trustee. These scheduled rent payments to the indenture trustee under the applicable Indenture will provide the funds necessary to make the corresponding payments of principal and interest due from the owner trustee on the equipment notes issued under the Leased Aircraft Indenture.

         Subject to the effect of any cross-subordination provisions set forth in the applicable prospectus supplement, the pass through trustee will distribute payments of principal, any premium and interest on the equipment notes held in each pass through trust, upon receipt, to certificateholders of that pass through trust on the dates and in the currency specified in the applicable prospectus supplement, except in cases when some or all of the equipment notes are in default as described in the applicable prospectus supplement.

         Payments of interest and principal on the equipment notes held in each pass through trust will be scheduled to be received by the pass through trustee on the dates specified in a prospectus supplement. These scheduled payments of interest and principal on the equipment notes are referred to as "scheduled payments." The dates specified for distributions of scheduled payments to the pass through trustee in a prospectus supplement are referred to as "regular distribution dates." Subject to the effect of any cross-subordination provisions described in a prospectus supplement, for each pass through trust, the pass through trustee will distribute on each regular distribution date to the related certificateholders any scheduled payment received by the pass through trustee on the regular distribution date.

         If the pass through trustee does not receive a scheduled payment on or before a regular distribution date but receives the scheduled payment within five business days after the regular distribution date, the pass through trustee will distribute the scheduled payment to the certificateholders on the date received. The pass through trustee will make each distribution of a scheduled payment to the certificateholders of record on the fifteenth day prior to each regular distribution date, subject to any exceptions specified in a prospectus supplement. Subject to the effect of any cross-subordination provisions described in the applicable prospectus supplement, each certificateholder will be entitled to receive a pro rata share of any distribution. If the pass through trustee receives a scheduled payment more than five business days after a regular distribution date, it will be treated as a special payment and will be distributed as described in the next paragraph.

         For any pass through trust, any payments of principal, any premium or interest, other than scheduled payments, received by the pass through trustee on any of the equipment notes held in the pass through trust will be distributed on the special distribution dates specified in a prospectus supplement. These payments received (1) for the prepayment of the equipment notes, (2) upon the prepayment by the related owner trustee of the equipment notes following a default, and (3) on account of the sale of the equipment notes by the pass through trustee are referred to as "special payments". Prior to any special payment for a pass through trust, the pass through trustee will notify the certificateholders of record of that pass through trust of the special payment and the anticipated special distribution date. The pass through trustee will make each distribution of a special payment, other than the final distribution, for any pass through trust to the certificateholders of record on the fifteenth day prior to the special distribution date, unless otherwise specified in a prospectus supplement. Subject to the effect of any cross-subordination provisions set forth in a prospectus supplement, each certificateholder will be entitled to receive a pro rata share of any distribution of a special payment.

         If any distribution date is not a business day, distributions scheduled to be made on that distribution date will be made on the next business day and, unless otherwise provided in a prospectus supplement, without additional interest.

Pool Factors

         The "pool factor" for any pass through trust will decline in proportion to the scheduled repayments of principal on the equipment notes held in a pass through trust as described in a prospectus supplement. However, if any equipment notes held in a pass through trust have been prepaid, a scheduled repayment of principal on the equipment notes has not been made or specified actions have been taken following a default on the equipment notes, the pool factor and the pool balance of the pass through trust will be recomputed after giving effect to that event and notice of the new computation will be mailed to the certificateholders of that pass through trust. Each pass through trust will have a separate pool factor.

         Unless otherwise described in a prospectus supplement, the "pool balance" for each pass through trust indicates, as of any date, the total original face amount of the pass through certificates less the total amount of all payments made in respect of the pass through certificates other than payments of interest or premium on the pass through certificates or reimbursement of any costs or expenses incurred in connection with the pass through certificates. The pool balance for each pass through trust as of any distribution date will be computed after giving effect to the payment of principal, if any, on the equipment notes or other trust property held in that pass through trust and the distribution of principal being made on that date.

         Unless otherwise described in a prospectus supplement, the "pool factor" for each pass through trust as of any distribution date is the quotient (rounded to the seventh decimal place) computed by dividing (1) the pool balance, by (2) the total original face amount of the pass through certificates of the pass through trust. The pool factor for each pass through trust as of any distribution date will be computed after giving effect to the payment of principal, if any, on the equipment notes held in the pass through trust and the distribution of principal being made on that date. The pool factor for each pass through trust will initially be 1.0000000; the pool factor for each pass through trust will decline as described above to reflect reductions in the pool balance of the pass through trust. For any pass through trust, the amount of any certificateholder's pro rata share of the pool balance of the pass through trust can be determined by multiplying the original denomination of the certificateholder's pass through certificate by the pool factor for the pass through trust as of the applicable distribution date.

Reports to Certificateholders

         On each distribution date for a pass through trust, the pass through trustee will include with each distribution of a scheduled payment or special payment to certificateholders of record a statement, giving effect to the distribution being made on that distribution date. The statement will provide the following information (per $1,000 in aggregate amount of pass through certificates for the pass through trust, as to (1) and (2) below):

         (1) the amount of the distribution allocable to principal and allocable to premium, if any;

         (2)      the amount of the distribution allocable to interest; and

         (3) the pool balance and the pool factor for that pass through trust.

         So long as the pass through certificates of any related pass through trust are registered in the name of Cede & Co., as nominee for DTC, on the record date prior to each distribution date, the pass through trustee will request from DTC a securities position listing that will provide the names of all DTC participants reflected on DTC's books as holding interests in the pass through certificates of the related pass through trust on that record date. On each distribution date, the pass through trustee will mail to DTC and each participant the statement described above. The pass through trustee will also make available additional copies as requested by the DTC participant, to be available for forwarding to certificateholders.

         In addition, after the end of each calendar year, the pass through trustee will prepare and deliver to each certificateholder of each pass through trust at any time during the preceding calendar year a report containing the sum of the amounts of principal, any premium and interest with respect to each pass through trust for that calendar year or, if that person was a certificateholder during a portion of that calendar year, for the applicable portion of that calendar year. The pass through trustee will prepare this report on the basis of information supplied to the pass through trustee by the DTC participants, and the pass through trustee will deliver this report to the DTC participants to be available for forwarding by the DTC participants to certificateholders.

         If pass through certificates of a pass through trust are issued in certificated form, the related pass through trustee will prepare and deliver the information described above to each certificateholder of record of the pass through trust as the name of the certificateholder appears on the records on the registrar for the pass through trust.

Voting of Equipment Notes

         Subject to the effect of any cross-subordination and intercreditor provisions described in a prospectus supplement, the pass through trustee, as holder of the equipment notes held in each pass through trust, has the right to vote and give consents and waivers in respect of those equipment notes under the related Indentures. The Pass Through Agreement describes:

         o the circumstances in which the pass through trustee will direct any action or cast any vote as the holder of the equipment notes held in the applicable pass through trust at its own discretion;

         o the circumstances in which the pass through trustee will seek instructions from the certificateholders of that pass through trust; and

         o if applicable, the percentage of certificateholders required to direct the pass through trustee to take any action.

         Prior to an event of default with respect to any pass through trust, the principal amount of the equipment notes held in that pass through trust directing any action or being voted for or against any proposal will be in proportion to the principal amount of pass through certificates held by the certificateholders of that pass through trust taking the corresponding position. If specified in a prospectus supplement, the right of the pass through trustee to vote and give consents and waivers with respect to the equipment notes held in the related pass through trust may, in the circumstances provided in an intercreditor agreement to be executed by the pass through trustee, be exercisable by another person specified in the prospectus supplement.

Events of Default and Certain Rights Upon an Event of Default

         The Pass Through Agreement defines an event of default for any pass through trust as the occurrence and continuance of an event of default under one or more of the related Indentures. What constitutes an event of default for a particular pass through trust may be varied by the applicable series supplement to the Pass Through Trust Agreement and described in the applicable prospectus supplement. The applicable prospectus supplement will describe the indenture events of default under the indentures for the leased aircraft and will include events of default under the related Leases. If any equipment notes are supported by a liquidity facility or other credit enhancement arrangement, the events of default or indenture events of default may include events of default under the liquidity facility or other credit enhancement arrangement.

         Because the equipment notes outstanding under an Indenture may be held in more than one pass through trust, a continuing indenture event of default under the Indenture would result in an event of default with respect to each pass through trust. All the equipment notes issued under the same Indenture will relate to a specific aircraft. There will be no cross-collateralization or cross-default provisions in the Indentures, unless otherwise specified in a prospectus supplement. Consequently, unless otherwise provided in a prospectus supplement, events resulting in an indenture event of default under any particular Indenture will not necessarily result in an indenture event of default occurring under any other Indenture. If an indenture event of default occurs in fewer than all of the Indentures related to a pass through trust, the equipment notes issued under the related Indentures with respect to which an indenture event of default has not occurred will continue to be held in the pass through trust and the pass through trustee will continue to distribute payments of principal of, and any premium and interest on, the equipment notes to the certificateholders of the pass through trust as originally scheduled, subject to the terms of any intercreditor, subordination or similar arrangements applicable to that pass through trust.

         Under each Indenture relating to a leased aircraft, the related owner trustee and the owner participant will have the right under some circumstances to cure an indenture event of default that results from the occurrence of a lease event of default under the related Lease. If the owner trustee or the owner participant chooses to exercise its cure right, the indenture event of default and consequently the event of default under any pass through trust holding the related equipment notes will be deemed to be cured. The prospectus supplement will contain a more detailed discussion of the rights to cure defaults and the effects of the exercise of those rights. Unless otherwise provided in a prospectus supplement, in the case of any pass through certificates or equipment notes entitled to the benefits of a liquidity facility or similar arrangement, a drawing under any liquidity facility or arrangement for the purpose of making a payment of interest as a result of the failure by United to have made a corresponding payment will not cure an indenture event of default related to the failure by United.

         The ability of the certificateholders of any one pass through trust to cause the indenture trustee for any equipment notes held in the pass through trust to accelerate the payment on the equipment notes under the related Indenture or to direct the exercise of remedies by the indenture trustee under the related Indenture will depend, in part, upon the proportion of the total principal amount of the equipment notes outstanding under the Indenture and held in the pass through trust to the total principal amount of all equipment notes outstanding under that Indenture.
In addition, if cross-subordination provisions are applicable to the pass through certificates, the ability of the certificateholders of any one pass through trust holding equipment notes issued under related Indentures to cause the indenture trustee to accelerate the equipment notes or to direct the exercise of remedies by the indenture trustee under the related Indenture will depend, in part, on the relative ranking of priority of equipment notes held in the pass through trust.

         Each pass through trust will hold equipment notes with different terms from those of the equipment notes held in any other pass through trust. Therefore, the certificateholders of a pass through trust may have divergent or conflicting interests from those of the certificateholders of the other pass through trusts holding equipment notes relating to the same Indenture. In addition, so long as the same institution or an affiliate of that institution acts as pass through trustee of one or more pass through trusts holding equipment notes issued under that Indenture, in the absence of instructions from the certificateholders of any pass through trust, the pass through trustee for that pass through trust could be faced with a potential conflict of interest upon an indenture event of default. In that event, we expect that the pass through trustee would resign as pass through trustee of one or all of the affected pass through trusts, and a successor pass through trustee would be appointed.

         The prospectus supplement for a series of pass through certificates will specify whether and under what circumstances the pass through trustee may or will sell for cash to any person all or part of the equipment notes held in the related pass through trust. A person other than the pass through trustee may exercise the right to make a sale if the applicable series of pass through certificates are subject to any intercreditor, subordination or similar arrangements, and the proceeds or any sale will be distributed as prescribed by those arrangements. Any proceeds received by the pass through trustee upon any sale that are distributable to the certificateholders of a particular pass through trust will be deposited in an account established by the pass through trustee for the benefit of the certificateholders of that pass through trust and will be distributed to the certificateholders of that pass through trust on a special distribution date. The market for equipment notes in default may be very limited and thus, it may not be possible to sell them for a reasonable price. Furthermore, if the same institution acts as pass through trustee of multiple pass through trusts, it may be faced with a conflict in deciding from which pass through trust to sell equipment notes to available buyers. If the pass through trustee sells any equipment notes with respect to which an indenture event of default exists for less than their outstanding principal amount, the certificateholders of the pass through trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against United, the pass through trustee or any other person, including, in the case of any leased aircraft, the related owner trustee or owner participant. Neither the pass through trustee nor the certificateholders of that pass through trust could take any action with respect to any remaining equipment notes held in that pass through trust as long as no indenture events of default existed with respect to the remaining equipment notes.

         For any pass through trust, the pass through trustee will deposit into the special payments account for that pass through trust any amount distributed to the pass through trustee by the indenture trustee under any Indenture on account of the equipment notes held in that pass through trust following an indenture event of default under the Indenture and the pass through trustee will distribute that amount to the certificateholders of that pass through trust on a special distribution date. In addition, if an Indenture provides that the applicable owner trustee or owner participant may, under circumstances specified in the Indenture, redeem or purchase some or all of the outstanding equipment notes issued under that Indenture, the pass through trustee will deposit in the special payments account for that pass through trust the price paid by the owner trustee or owner participant to the pass through trustee for any of the equipment notes issued under that Indenture and held in that pass through trust. The pass through trustee will distribute the price paid to the certificateholders of that pass through trust on a special distribution date. Any funds held by the pass through trustee in the special payments account for that pass through trust will, to the extent practicable, be invested by the pass through trustee in permitted investments pending the distribution of these funds on a special distribution date. The applicable prospectus supplement will describe these permitted investments.

         The Pass Through Agreement provides that the pass through trustee will, within 90 days after the occurrence of a default under any pass through trust, notify the certificateholders of the pass through trust by mail of all uncured or unwaived defaults with respect to the pass through trust known to it. However, the pass through trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the certificateholders, except in the case of default in the payment of principal of, or any premium or interest on, any of the equipment notes held in the pass through trust. The term
"default" means the occurrence of any event of default with respect to a pass through trust, except that in determining whether an event of default has occurred any grace period or notice in connection with that event of default will be disregarded.

         The Pass Through Agreement provides that for each pass through trust, subject to the duty of the pass through trustee during a default to act with the required standard of care, the pass through trustee is entitled to be indemnified by the certificateholders of the pass through trust before proceeding to exercise any right or power under the pass through trust or any intercreditor agreement at the request of the certificateholders.

         The applicable prospectus supplement will specify the percentage of certificateholders entitled to waive, or to instruct the pass through trustee to waive, any past default or event of default with respect to that pass through trust and its consequences. The prospectus supplement will also specify the percentage of certificateholders of that pass through trust, or of any other pass through trust holding equipment notes issued under related Indentures, entitled to waive, or to instruct the pass through trustee or the indenture trustee to waive, any past indenture event of default under any related Indenture and annul any direction given with respect to that indenture event of default.

         Subject to any intercreditor agreement, in some cases, the certificateholders of a majority of the total fractional undivided interests in a pass through trust (a) may on behalf of all certificateholders of that pass through trust or (b) if the pass through trustee is the controlling party under an intercreditor agreement, may direct the pass through trustee to instruct the applicable indenture trustee to, waive any past default with respect to that pass through trust and annul any direction given by the certificateholders to the pass through trustee or the indenture trustee with respect to the default. However, subject to any intercreditor agreement, all of the certificateholders of that pass through trust must consent in order to waive (1) a default in payment of the principal of, or any premium or interest on, any of the equipment notes held in the pass through trust and (2) a default in respect of any covenant or provision of the Pass Through Agreement or the related series supplement that cannot be modified or amended without the consent of each certificateholder of the pass through trust affected by the waiver. Any waiver will be effective to waive any past default if, but only if, the correlative indenture event of default has been waived under the related Indenture by the requisite holders of the equipment notes outstanding under the Indenture.

Modifications of the Pass Through Agreement

     The Pass Through Agreement contains provisions permitting United and the pass through trustee to enter into a supplement to the pass through trust agreement or any note purchase agreement or any intercreditor, subordination or similar agreement or liquidity facility, without the consent of the certificateholders of the pass through trust, to:

         (1) provide for the formation of any pass through trust and the issuance of the related pass through certificates;

         (2) evidence the succession of another corporation to United and the assumption by that corporation of United's obligations under the Pass Through Agreement, the series supplement, any note purchase agreement and any intercreditor, subordination or similar agreement or liquidity facility;

         (3) add to the covenants of United for the benefit of the related certificateholders;

         (4) surrender any right or power conferred upon United in the Pass Through Agreement or any series supplement, any note purchase agreement or any intercreditor, subordination or similar agreement or liquidity facility;

         (5) cure any ambiguity or correct or supplement any defective or inconsistent provision of the Pass Through Agreement or a series supplement, any note purchase agreement, any intercreditor agreement or any liquidity facility or make or modify any other provisions in regard to matters or questions arising thereunder that will not adversely affect the interests of the related certificateholders;

         (6) correct or supplement the description of property that constitutes trust property or the conveyance of the property to the pass through trustee;

         (7) evidence and provide for a successor pass through trustee for some or all of the pass through trusts or add to or change any provision of the Pass Through Agreement or any series supplement, any note purchase agreement, any intercreditor, subordination or like agreement or liquidity facility as necessary to facilitate the administration of the pass through trusts under those agreements by more than one pass through trustee;

         (8) comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which any pass through certificates may be listed or of any regulatory body;

         (9) modify, eliminate or add to the provisions of the Pass Through Agreement or any series supplement to the extent necessary to continue to qualify the Pass Through Agreement or the series supplement, any note purchase agreement, any intercreditor, subordination or similar agreement or liquidity facility under the Trust Indenture Act of 1939, as amended, or any similar federal statute and add to the pass through agreement or the series supplement, any note purchase agreement, any intercreditor, subordination or similar agreement or liquidity facility other provisions as may be expressly permitted by the Trust Indenture Act;

         (10) provide information to the pass through trustee as required in the Pass Through Agreement;

         (11) add to or change the Pass Through Agreement and any series supplement to facilitate the issuance of any pass through certificates in bearer form or to facilitate or provide for the issuance of any pass through certificates in global form in addition to or in place of pass through certificates in certificated form;

         (12) provide for the delivery of pass through certificates or any supplement to the Pass Through Agreement in or by means of any computerized, electronic or other medium, including computer diskette;

         (13) modify, eliminate or add to the provisions of the Pass Through Agreement or any applicable series supplement to reflect the substitution of a replacement aircraft for any aircraft;

         (14) make any other amendments or modifications which will only apply to any pass through trust established thereafter; and

         (15) modify any provision under the Pass Through Agreement that will not adversely affect the interests of the certificateholders.

No modification may cause the pass through trust to fail to qualify as a "grantor trust" for federal income tax purposes.

         The Pass Through Agreement also provides that United and the pass through trustee, with the consent of the certificateholders evidencing fractional undivided interests together representing not less than a majority in interest of the affected pass through trust, may execute supplemental agreements adding any provisions to or changing or eliminating any of the provisions of the Pass Through Agreement, to the extent relating to the pass through trust, and the applicable series supplement, any note purchase agreement, any intercreditor, subordination or similar agreement or any liquidity facility or modifying the rights of the certificateholders. No supplemental agreement may, however, without the consent of each affected certificateholder:

         (1) reduce the amount of, or delay the timing of, any payments on the equipment notes held in the pass through trust, or distributions in respect of any pass through certificate of the pass through trust; or

         (2) change the date or place of payment or change the currency in which the pass through certificates are payable other than that provided for in the pass through certificates;

         (3) impair the right of any certificateholder to take legal action for the enforcement of any payment when due;

         (4) permit the disposition of any equipment note included in the trust property, except as provided in the Pass Through Agreement or a series supplement, any note purchase agreement, any intercreditor, subordination or similar agreement or liquidity facility;

         (5) alter the priority of distributions specified in any relevant intercreditor agreement in a manner materially adverse to the holders of the pass through certificates of that series; or

         (6) reduce the percentage of the total fractional undivided interests of the pass through trust that must consent to approve any supplemental agreement or to waive compliance with the Pass Through Agreement or to waive events of default.

Modification, Consents and Waivers Under the Indenture and Related Agreements

         The prospectus supplement will specify the pass through trustee's obligations if the pass through trustee, as the holder of any equipment notes held in a pass through trust, receives a request for its consent to any amendment or modification of or waiver under the Indenture or other documents relating to the equipment notes, including any Lease.

Cross-Subordination Issues

         The equipment notes issued under an Indenture may be held in more than one pass through trust and a pass through trust may hold equipment notes issued under more than one related Indenture. Unless otherwise provided in a prospectus supplement, only equipment notes of the same class may be held in the same pass through trust. A pass through trust that holds equipment notes that are junior in priority of payment to the equipment notes held in another pass through trust formed as part of the same offering of pass through certificates as a practical matter are subordinated to the other pass through trust. In addition, the pass through trustees on behalf of one or more pass through trusts may enter into an intercreditor or subordination agreement that establishes priorities among series of pass through certificates or provides that distributions on the pass through certificates will be made to the certificateholders of a particular pass through trust before they are made to the certificateholders of one or more other trusts. For example, an agreement may provide that payments made to a pass through trust on account of a subordinate class of equipment notes issued under one Indenture may be subordinated to the prior payment of all amounts owing to certificateholders of a pass through trust that holds senior equipment notes issued under that Indenture or any related Indentures.

         A prospectus supplement related to an issuance of pass through certificates will describe any intercreditor agreement and the cross-subordination provisions and any related terms, including the percentage of certificateholders under any pass through trust which are permitted to (1) grant waivers of defaults under any related Indenture, (2) consent to the amendment or modification of any related Indentures or (3) direct the exercise of remedial actions under any related Indentures.

Termination of Pass Through Trusts

         The obligations of United and the pass through trustee with respect to a pass through trust will terminate upon the distribution to the certificateholders of that pass through trust of all amounts required to be distributed to them under the Pass Through Agreement and the series supplement and the disposition of all property held in the pass through trust. The pass through trustee will notify each certificateholder of record of the pass through trust by mail of the termination of the pass through trust, the amount of the proposed final payment and the proposed date for the distribution of the final payment for the pass through trust. The final distribution for each certificateholder of the pass through trust will be made only upon surrender of that certificateholder's pass through certificates at the office or agency of the pass through trustee specified in the termination notice.

Delayed Purchase

         If, on the date of issuance of any pass through certificates, all of the proceeds from the sale of the pass through certificates are not used to purchase the equipment notes contemplated to be held in the related pass through trust, the equipment notes may be purchased by the pass through trustee at any time on or prior to the cut-off date specified in the prospectus supplement related to the pass through certificates.

         In this event, the pass through trustee will hold the proceeds from the sale of the pass through certificates not used to purchase equipment notes under an arrangement described in the applicable prospectus supplement. This arrangement may include:

         (1) the investment of the proceeds by the pass through trustee in specified permitted investments;

         (2) the deposit of the proceeds in a deposit or escrow account held by a separate depositary or escrow agent; or

         (3) the purchase by the pass through trustee of debt instruments issued on an interim basis by United, which may be secured by a collateral account or other security or property described in the applicable prospectus supplement.

         The applicable prospectus supplement will describe the arrangements with respect to the payment of interest on funds so held. If any proceeds are not subsequently utilized to purchase equipment notes by the date specified in the applicable prospectus supplement, including by reason of a casualty to one or more aircraft, the proceeds will be returned to the holders of the related pass through certificates.

Merger, Consolidation and Transfer of Assets

         United may not consolidate with or merge into any other corporation or transfer all or substantially all of its assets as an entirety to any other corporation, unless, among other things, United is the surviving corporation or the successor or transferee corporation expressly assumes all the obligations of United under the Pass Through Agreement.

Liquidity Facility

         A prospectus supplement may provide that one or more payments of interest on the pass through certificates of one or more series will be supported by a liquidity facility issued by an institution identified in the prospectus supplement. The provider of the liquidity facility may have a claim senior to the certificateholders' as specified in the prospectus supplement.

The Pass Through Trustee; the Indenture Trustee

         We will name the pass through trustee for each of the pass through trusts in a prospectus supplement. The pass through trustee and any of its affiliates may hold pass through certificates in their own names. The pass through trustee may act as trustee under other financings by United.

         The pass through trustee may resign as trustee under any or all of the pass through trusts at any time. United may remove the pass through trustee and appoint a successor trustee, or any certificateholder of the pass through trust holding pass through certificates for at least six months may, on behalf of that certificateholder and all others similarly situated, petition any court of competent jurisdiction for the removal of the pass through trustee and the appointment of a successor trustee, if the pass through trustee:

         (1) fails to comply with Section 310 of the Trust Indenture Act, after written request for compliance by United or any pass through certificateholder of the pass through trust holding pass through certificates for at least six months;

         (2)      ceases to be eligible to continue as pass through trustee;

         (3)      becomes incapable of acting as pass through trustee, or

         (4)      is adjudged bankrupt or insolvent.

         In addition, the certificateholders holding more than 50% in total amount of the related pass through certificates may remove the pass through trustee of any pass through trust at any time.

         Unless otherwise provided in the prospectus supplement, in the case of the resignation or removal of the pass through trustee, United or the certificateholders holding more than 50% in total amount of the related pass through certificates may appoint a successor pass through trustee. The resignation or removal of the pass through trustee for any pass through trust and the appointment of the successor trustee for the pass through trust does not become effective until acceptance of the appointment by the successor trustee. Under the resignation and successor trustee provisions, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each pass through trust. All references in this prospectus to the pass through trustee are to the pass through trustee acting in that capacity under each of the pass through trusts and should be read to take into account the possibility that each of the pass through trusts could have a different successor trustee in the event of a resignation or removal.

         The pass through agreement provides that United will pay, or cause to be paid, the pass through trustee's fees and expenses and indemnify the pass through trustee against specified liabilities described in the prospectus supplement.

                     DESCRIPTION OF THE EQUIPMENT NOTES

         The discussion that follows is a summary that is not complete and does not describe every aspect of the equipment notes. Where no distinction is made between the equipment notes relating to leased aircraft and owned aircraft or between their respective Indentures, the summary applies to any equipment note and any Indenture. The prospectus supplement will describe most of the financial terms and other specific terms of any series of equipment notes. Because the terms of the specific equipment notes may differ from the general information provided below, you should rely on the information in the prospectus supplement instead of the information in this prospectus if the information in the prospectus supplement is different from the information below. The applicable prospectus supplement will describe the specific terms of the equipment notes, the Indentures, the Participation Agreements, the Leases, if any, and any other agreements, relating to any particular offering of pass through certificates.

         For each owned aircraft, United will issue equipment notes as direct obligations of United and the indenture trustee will authenticate the equipment notes under an owned aircraft Indenture. Unless otherwise specified in a prospectus supplement, all of the equipment notes issued under the same owned aircraft indenture will relate to a specific owned aircraft and will not be secured by any other aircraft. The prospectus supplement will specify owned aircraft relating to each Owned Aircraft Indenture and the related equipment notes. United will be directly obligated under each Owned Aircraft Indenture to make payments of principal of, and any premium and interest on, the related equipment notes.

         For each leased aircraft, the owner trustee will issue equipment notes as nonrecourse obligations of the owner trustee, in each case acting for a separate owner trust for the benefit of an owner participant, and the indenture trustee will authenticate the equipment notes under a Leased Aircraft Indenture. All of the equipment notes issued under the same Leased Aircraft Indenture will relate to and will be secured by a specific leased aircraft and will not be secured by any other aircraft. In each case, the owner trustee will lease the leased aircraft to United under a separate Lease between the owner trustee and United.

         Upon the commencement of the Lease for any leased aircraft, United will be obligated to make rent payments under the Lease that will be sufficient to pay the principal of, and accrued interest on, the related equipment notes when and as due and payable. The equipment notes related to leased aircraft will not, however, be obligations of, or guaranteed by, United. United's obligations to pay rent and to cause other payments to be made under each Lease will be general obligations of United.

         For any owned aircraft, if specified in a prospectus supplement, United may arrange for an owner trustee, acting for an owner trust for the benefit of an owner participant, to purchase the owned aircraft from us and lease the aircraft back to us under a "net lease," after the sale of the related equipment notes to the pass through trustee for each applicable pass through trust and the offering and sale of the related pass through certificates under the prospectus supplement. In addition, if specified in the prospectus supplement, United may substitute other aircraft, cash and/or U.S. government securities in place of the owned aircraft securing the related equipment notes. The prospectus supplement will describe terms and conditions of any sale and leaseback transaction or substitution.

         Equipment Notes may be issued under delayed aircraft financing arrangements, such as the following:

o the owner trustee may issue equipment notes prior to the purchase of leased aircraft by the owner trustee or the commencement of the related Leases.

o United may issue equipment notes prior to the expected delivery date of the owned aircraft.

         The applicable prospectus supplement will describe any delayed aircraft financing arrangements, including any arrangements for the collateralization of the related equipment notes with cash, permitted investments or other property, and any depositary or escrow arrangement under which the proceeds from the sale of the equipment notes will be deposited with a third party depositary or escrow agent.

         If the anticipated aircraft financing transactions have not been completed by the date specified in the applicable prospectus supplement, including if due to a casualty to one or more aircraft, the related equipment notes will be prepaid at the price specified in the prospectus supplement. Alternatively, if the Lease related to any equipment notes has not commenced by the date specified in the prospectus supplement and if the prospectus supplement so permits, United at its option may convert the proposed leveraged lease financing into an owned aircraft financing and the equipment notes, with some modifications, will become equipment notes issued by United.

         The applicable prospectus supplement will describe any refinancing arrangements with respect to any aircraft, including whether a separate trust will be created to issue notes.

Principal and Interest Payments

         The pass through trustee will pass through interest received by the pass through trustee on the equipment notes constituting trust property of each pass through trust to the certificateholders of that pass through trust on a pro rata basis on the dates and at the rate indicated in a prospectus supplement. The equipment notes may bear interest at a fixed or a floating rate or may be issued at a discount.

         Each pass through trust will hold equipment notes on which principal is payable in scheduled amounts and on specified dates as indicated in a prospectus supplement. The pass through trustee will pass through principal received by the pass through trustee on the equipment notes to the certificateholders of the related pass through trust as specified in the prospectus supplement.

         If any date scheduled for any payment of principal of, or any premium or interest on, the equipment notes is not a business day, that payment will be made on the next succeeding business day without any additional interest, unless otherwise provided in the applicable prospectus supplement.

Prepayment

         A prospectus supplement will describe the circumstances, whether voluntary or involuntary, under which the related equipment notes may or must be prepaid prior to the stated maturity date of the equipment notes, in whole or in part, any premium applicable upon some prepayments and other terms applying to the prepayment of the equipment notes.

Security

         The equipment notes related to leased aircraft issued under each Leased Aircraft Indenture will be secured by:

         (1) an assignment by the related owner trustee to the indenture trustee of the owner trustee's rights, except for the limited rights described below and in the prospectus supplement, under the applicable Lease, including the right to receive rent and other payments; and

         (2) a security interest granted to the indenture trustee in the related leased aircraft, subject to the rights of United under the Lease and other property or rights, if any, described in the applicable prospectus supplement.

         The assignment by the owner trustee to the indenture trustee of its rights under each Lease will exclude rights of the owner trustee and the related owner participant relating to:

         (1)      indemnification by United;

         (2) proceeds of public liability insurance payable to the owner trustee in its individual capacity and to the owner participant under insurance maintained by United under the Lease;

         (3) proceeds of any insurance policies separately maintained by the owner trustee in its individual capacity or by the owner participant;

         (4) proceeds of any insurance policies maintained by United that are not required to be maintained under the Lease; and

         (5) any rights of the owner trustee or owner participant to enforce payment of the amounts listed in clauses (1) through (4) above.

         The prospectus supplement will describe any limitations on the right of the indenture trustee to exercise any of the rights of the owner trustee under the related Lease, except the right to receive payments of rent due.

         United's obligations in respect of each leased aircraft will be those of a lessee under a "net lease." Accordingly, United will be obligated, among other things, to pay all costs of operating and maintaining the aircraft.

         The prospectus supplement will describe the required insurance coverage for the aircraft.

         The equipment notes issued under each owned aircraft indenture will be secured by a security interest granted to the indenture trustee in all of United's right, title and interest in and to the related owned aircraft. Each Owned Aircraft Indenture will require United to pay all costs of operating and maintaining the aircraft.

         Unless otherwise specified in a prospectus supplement, there will be no cross-collateralization provisions in the Indentures. As a result, unless otherwise specified in the prospectus supplement, the equipment notes issued in respect of one of the aircraft will not be secured by any other aircraft and, in the case of equipment notes related to leased aircraft, the related Leases. Unless otherwise specified in a prospectus supplement, there will be no cross-default provisions in the Indentures. As a result, unless so specified, events resulting in an event of default under any particular Indenture may not result in an event of default occurring under any other Indenture.

         Section 1110 of the U.S. Bankruptcy Code provides that the right of lessors, conditional vendors and holders of security interests with respect to aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo used by air carriers operating under certificates issued by the Secretary of Transportation under Chapter 447 of the Transportation Code to take possession of the aircraft in compliance with the provisions of the lease, conditional sale contract or security agreement, as the case may be, is not affected by:

         (a) the automatic stay provision of the Bankruptcy Code, which provision enjoins the taking of any action against a debtor by a creditor during the reorganization period;

         (b) the provision of the Bankruptcy Code allowing the trustee in reorganization or the debtor-in-possession to use, sell or lease property of the debtor during the reorganization period;

         (c) the confirmation of a plan of reorganization under Chapter 11 by the bankruptcy court; and

         (d)      any power of the bankruptcy court to enjoin a repossession.

         Section 1110 provides, however, that the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft in the event of a default may not be exercised for 60 days following the date of commencement of the reorganization proceedings unless specifically permitted by the bankruptcy court. These rights to take possession may not be exercised at all if, within the 60-day period, the trustee in reorganization or the debtor-in-possession agrees to perform the debtor's obligations that become due on or after that date and cures all existing monetary defaults. The prospectus supplement for each offering will discuss the availability of the benefits of Section 1110 of the Bankruptcy Code with respect to the related aircraft.

         The indenture trustee will invest and reinvest funds, if any, held from time to time by the indenture trustee with respect to any aircraft, including funds held as the result of an event of loss to the aircraft or termination of the Lease, at the direction of United, except, with respect to a leased aircraft, in the case of a lease event of default under the applicable Lease or, with respect to an owned aircraft, in the case of an indenture event of default under the applicable Indenture, in investments described in the related Indenture. United will pay the amount of any net loss resulting from any investment directed by it.

Additional Notes

         The applicable prospectus supplement specifies any circumstances and conditions under which United or the owner trustee may finance modifications, alterations, additions, improvements to, or replacement parts for, an aircraft through the issuance and sale of additional equipment notes. A supplement to the related Indenture will establish the terms, conditions and designations of any additional equipment notes.

Registration of the Aircraft

         Unless otherwise specified in a prospectus supplement, United, except under specified circumstances, must register and keep each aircraft registered under Title 49 of the United States Code (the "Transportation Code"), in the name of United, in the case of an owned aircraft, or in the name of the owner trustee, after commencement of a Lease in the case of a leased aircraft. United must also record and maintain the recordation of the Indenture and the Lease, if any, relating to each aircraft under the Transportation Code. This recordation of the Indenture and the Lease, if any, relating to each aircraft will give the indenture trustee a security interest in each aircraft perfected under the Transportation Code, which perfected security interest will, with limited exceptions, be recognized in those jurisdictions that have ratified the Convention on the International Recognition of Rights in Aircraft (the "Convention").

         United may, in specified circumstances, register any aircraft in countries other than the United States. Each aircraft may be operated by United, or placed under lease, sublease or interchange arrangements with carriers domiciled outside of the United States. If an indenture event of default occurs, the ability of the indenture trustee to realize on its security interest in the aircraft could be adversely affected as a legal or practical matter if the aircraft were located outside the United States. There is no guarantee that, even if that jurisdiction is a party to the Convention, as a practical matter, the indenture trustee would be able to realize upon its security interest if an indenture event of default occurs.

Payments and Limitations of Liability

         For each leased aircraft, the related owner trustee will lease the leased aircraft to United for a term expiring on a date not earlier than the latest maturity date of the equipment notes issued with respect to that leased aircraft, unless the Lease is previously terminated as permitted by the terms of the Lease. The owner trustee under the related Indenture will assign to the indenture trustee the basic rent and other specified payments of United under each Lease to provide the funds necessary to pay principal of and interest due from the owner trustee on the equipment notes issued under that Indenture. Each Lease will provide that under no circumstances will basic rent payments by United be less than the scheduled payments of principal and interest on the related equipment notes.

         Except when United purchases a leased aircraft and assumes the equipment notes related to that leased aircraft, the equipment notes related to leased aircraft will not be obligations of, or guaranteed by, United. Neither the owner trustee nor the indenture trustee, in their individual capacities, will be liable to any certificateholder or, in the case of the owner trustee, in its individual capacity, to United or the indenture trustee for any amounts payable or for any liability under the equipment notes or the Indentures, except as provided in the Indentures and the Participation Agreements and except for the gross negligence or willful misconduct of the owner trustee. Except when United has assumed any equipment notes related to a leased aircraft, all amounts payable under the equipment notes related to leased aircraft, other than payments made in connection with an optional redemption or purchase of equipment notes by the related owner trustee or the related owner participant, will be made only from the assets subject to the lien of the Indenture. These assets include rent payable by United under the Lease with respect to that leased aircraft and amounts received under any applicable liquidity facility or similar arrangement.

Defeasance of the Indentures and the Equipment Notes

         Unless otherwise specified in the applicable prospectus supplement, the obligations under the applicable Indenture of the related owner trustee or United will be discharged on the date that the owner trustee or United, as the case may be, deposits with the related indenture trustee a sufficient amount of money or U.S. government obligations to make all required payments on the related equipment notes when those payments are due. The due dates may include one or more redemption dates. All payments must be made in accordance with the terms of the equipment notes. The owner trustee or United, as applicable, will remain obligated to register the transfer or exchange of equipment notes, to replace stolen, lost, destroyed or mutilated equipment notes, to maintain paying agencies and hold money for payment in trust. A discharge may occur only if the Internal Revenue Service has published a ruling stating that holders of the equipment notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

         The holders of equipment notes will have no beneficial interest in or other rights with respect to the related aircraft or other assets subject to the lien of the related Indenture and this lien will terminate:

         (1)      upon defeasance;

         (2) upon payment in full of the principal of, and any premium and interest on, and all equipment notes issued under the Indenture on the maturity date; or

         (3) upon deposit with the indenture trustee of money sufficient to pay when due payments of principal of, and any premium and interest on, the equipment notes, no earlier than one year before the maturity date.

Assumption of Obligations by United

         If specified in the applicable prospectus supplement with respect to any leased aircraft, United may purchase the leased aircraft before the end of the term of the related Lease. In connection with this purchase, United may assume on a full recourse basis all of the obligations of the owner trustee, other than its obligations in its individual capacity, under the Indenture with respect to the aircraft, including the obligations to make payments in respect of the related equipment notes. In this event, specified provisions of the related Lease, including provisions relating to maintenance, possession and use of the aircraft, liens, insurance and events of default will be deemed to be incorporated into the Indenture. The equipment notes issued under the Indenture will continue to be outstanding and secured by the aircraft. The applicable prospectus supplement will describe the terms and conditions of any assumption.

Owner Participant; Revisions to Agreements

         If specified in the applicable prospectus supplement, at the time pass through certificates are issued, United may still be seeking owner participants for the owner trusts relating to an aircraft. United or an affiliate will hold the beneficial interest under the owner trust agreement relating to this aircraft until the date upon which a prospective owner participant commits to participate in the purchase price of the aircraft.

The applicable prospectus supplement will specify any deadline to obtain the commitment of an owner participant. United or its affiliates will transfer to the owner participant on that date United's or the affiliate's beneficial interest under the owner trust agreement. Prospective owner participants may request revisions to the participation agreement, Lease, trust agreement and Indenture so that the terms of the agreements applicable to these aircraft may differ from the description of the agreements contained in the applicable prospectus supplement. The prospectus supplement will describe the extent to which any terms can be changed at the request of prospective owner participants.

Indenture Events of Default and Remedies

         For any pass through trust, a prospectus supplement will describe the indenture events of default under the Indentures related to the equipment notes to be held by the pass through trust, the remedies that the indenture trustee may exercise with respect to the related aircraft, either at its own initiative or upon instruction from holders of the related equipment notes, and other provisions relating to the occurrence of an indenture event of default and the exercise of remedies.

Liquidity Facility

         The applicable prospectus supplement may provide that a "liquidity facility" will support payments of principal, any premium or interest on, the equipment notes of one or more series, or distributions in respect of the pass through certificates of one or more series. A liquidity facility may include a letter of credit, a revolving credit agreement, an insurance policy, surety bond or financial guaranty, or any other type of agreement or arrangement for the provision of liquidity support. The applicable prospectus supplement will identify the institution or institutions providing any liquidity facility. Unless otherwise provided in the applicable prospectus supplement, the provider of any liquidity facility will have a senior claim on the assets securing the affected equipment notes and on the trust property of the affected pass through trusts.

Intercreditor Issues

         Equipment notes may be issued in different classes, which means that the equipment notes may have different payment priorities even though issued by the same owner trustee and relate to the same aircraft. In this event, the applicable prospectus supplement will describe the priority of distributions among the equipment notes and any liquidity facilities, the ability of any class to exercise and enforce any or all remedies with respect to the related aircraft and, if the equipment notes are related to leased aircraft, the Lease, and other intercreditor terms and provisions.

                      FEDERAL INCOME TAX CONSEQUENCES

         The following discussion of the material United States federal income tax consequences of the purchase, ownership and disposition of the pass through certificates is directed to initial purchasers of the pass through certificates at the "issue price" who hold the pass through certificates as a capital asset. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, called the "Code", proposed, temporary and final Treasury regulations under the Code, and published rulings and court decisions, in effect as of the date of this prospectus. Changes to existing tax laws, regulations, rulings and court decisions, which could have retroactive effect, may alter the consequences described below. This discussion does not address federal income tax consequences applicable to investors that are subject to special treatment under the United States federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, holders that will hold the certificates as a position in a "straddle" for tax purposes or as part of a "synthetic security" or "conversion transaction" or other integrated investment compromised of the certificates and one or more other investments, foreign investors, trusts or estates and pass-through entities with any of these specified investors as equity holders. You should read this discussion in conjunction with any additional discussion of federal income tax consequences and additional opinions included in the applicable prospectus supplement. You should consult your own tax advisors about the application of the United States federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction. The pass through trusts are not indemnified for any federal income taxes that may be imposed upon them. Any income taxes imposed on a pass through trust could result in a reduction in amounts available for distribution to certificateholders.

General

         The pass through trusts will not themselves be subject to federal income taxation. Except as discussed in a prospectus supplement, based upon an interpretation of analogous authorities under existing law, each pass through trust should be classified as a grantor trust for federal income tax purposes. We assume in the following discussion that the pass through trusts will be classified as grantor trusts.

         Each certificateholder will be required to report on its federal income tax return its pro rata share of the gross income from each of the equipment notes and any other property held in the related pass through trust, under the certificateholder's usual method of accounting. Each certificateholder may deduct, consistent with its method of accounting, its pro rata share of the fees and expenses paid or incurred by the pass through trust as provided in Section 162 or 212 of the Code. Some fees and expenses may, however, be borne by parties other than the certificateholders. The pass through trust may be treated as having constructively received these fees and expenses so that each certificateholder would be required to include in income and would be entitled to deduct its pro rata share of these constructively-received fees and expenses. Certificateholders who are individuals, estates or trusts will be allowed to deduct expenses only to the extent they exceed, together with the certificateholder's other miscellaneous itemized deductions, 2% of the certificateholder's adjusted gross income. This deduction may be reduced further by Section 68 of the Code if an individual's adjusted gross income exceeds specified levels.

         If an equipment note held by a pass through trust is prepaid for an amount that differs from a certificateholder's aggregate adjusted basis in the equipment note, the certificateholder will be considered to have sold his pro rata share of that equipment note, and will recognize any gain or loss equal to the difference between the certificateholder's adjusted basis and the amount realized from the prepayment. However, any amount realized from prepayment which is attributable to accrued interest would be taxable as interest income if not previously included in income. A certificateholder's adjusted basis is determined by allocating the purchase price for the pass through certificate among the equipment notes and other property in the pass through trust in proportion to their fair market values at the time of purchase of the pass through certificate. Any gain or loss will be long-term capital gain or loss if the equipment note has been held for more than one year. Net capital gains of individuals are, in general, taxed at lower rates than items of ordinary income. An owner participant's conveyance of its interest in an owner trust will not constitute a taxable event to the remaining holders of interests in the equipment notes. However, if (a) United were to assume an owner trust's obligations under the equipment notes, or (b) an owner trust were to assume United's obligations under the equipment notes, the assumption would be treated for federal income tax purposes as a taxable exchange resulting in taxable gain or loss to the certificateholders under the rules discussed above. In calculating the taxable gain or loss, the amount realized will be equal to the fair market value of a certificateholder's pro rata share of the equipment notes at that time.

Sales of Pass Through Certificates

         A certificateholder who sells a pass through certificate will recognize capital gain or loss, equal to the difference between the amount realized on the sale, except for amounts representing accrued interest taxable as interest income, if not previously included in income, and the certificateholder's adjusted tax basis in the pass through certificate. In general, a certificateholder's adjusted tax basis in a certificate will equal the purchase price for the certificate. Gain or loss will be long-term capital gain or loss if the pass through certificate was held for more than one year, except for amounts attributable to property held by pass through trust for one year or less. Any long-term capital gains are taxable to corporate taxpayers at ordinary income tax rates and to individual taxpayers at a maximum rate of 20%. Corporate taxpayers may deduct capital losses only to the extent of capital gains. Individual taxpayers may deduct capital losses only to the extent of capital gains plus $3,000 of other income.

Bond Premium

         A certificateholder generally will be considered to have acquired an interest in an equipment note at a bond premium if the certificateholder's tax basis allocable to the equipment note exceeds the remaining principal amount of the equipment note allocable to the certificateholder's pass through certificate. A certificateholder may be able to amortize the bond premium, generally on a constant yield basis, as a reduction to interest income with corresponding reductions in the certificateholder's tax basis in the equipment note. You should consult your own tax advisors regarding the advisability and consequences of an election to amortize any bond premium on the equipment notes.

Original Issue Discount

         Unless specified in the applicable prospectus supplement, the equipment notes will not be issued with original issue discount unless the aggregation rules contained in the Treasury regulations apply. Under those rules, if one investor purchases pass through certificates issued by more than one pass through trust, some of the investor's interests in the equipment notes must be combined as a single debt instrument, which, for purposes of calculating and amortizing any original issue discount, has a single issue price, maturity date, stated redemption price at maturity and yield to maturity. If the aggregation rules apply to an investor, the equipment notes could be treated as having been issued with original issue discount to that investor. Generally, a holder of a debt instrument issued with more than a de minimis amount of original issue discount must include the original issue discount in income for federal income tax purposes as it accrues, in advance of the receipt of the cash, under a method that takes into account the compounding of interest. You should consult your own tax advisors regarding the aggregation and original issue discount rules.

Backup Withholding

         Payments made on pass through certificates, and proceeds from the sale of pass through certificates to or through brokers, may be subject to a "backup" withholding tax of 31% unless the certificateholder complies with reporting procedures specified in Treasury regulations or is exempt from these requirements. Any withheld amounts will be allowed as a credit against the certificateholder's federal income tax and may entitle the certificateholder to a refund if the required information is furnished to the Internal Revenue Service. The Internal Revenue Service may impose penalties on a certificateholder who is required to supply information but does not do so in the proper manner. You should consult your own tax advisors about your eligibility for, and the procedure for obtaining, exemption from backup withholding.

                            ERISA CONSIDERATIONS

     Unless otherwise indicated in the applicable prospectus supplement, an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974 or an individual retirement account or an employee benefit plan subject to section 4975 of the Internal Revenue Code may, subject to legal restrictions, purchase and hold pass through certificates. A fiduciary of an employee benefit plan must determine that the purchase and holding of a pass through certificate is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary responsibility provisions of ERISA. The pass through certificates may, subject to legal restrictions, be purchased and held by such plans.

                            PLAN OF DISTRIBUTION

         The pass through certificates may be sold through agents, to or through underwriters, directly to other purchasers or through agents.

         We may effect the distribution of the pass through certificates from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

         Agents designated by United from time to time may solicit offers to purchase pass through certificates. The applicable prospectus supplement will name any agent involved in the offer or sale of the pass through certificates and specify any commissions payable by United to that agent. Unless otherwise indicated in a prospectus supplement, any agent will act on a best efforts basis for the period of its appointment. The Securities Act may deem an agent to be an underwriter of the pass through certificates so offered and sold.

         If pass through certificates are sold by means of an underwritten offering, United will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for that sale is reached. The prospectus supplement that the underwriters will use to resell the pass through certificates to the public will specify the managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including any commissions, discounts and any other compensation of the underwriters and dealers. If underwriters are utilized in the sale of the pass through certificates, the underwriters will acquire the pass through certificates for their own account and they may resell the pass through certificates from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Pass through certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If underwriters are utilized in the sale of the pass through certificates, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters with respect to a sale of pass through certificates must purchase all of the pass through certificates if any are purchased.

         If a dealer is utilized in the sale of the pass through certificates, the pass through certificates will be sold by the pass through trustee to the dealer as principal. The dealer may then resell the pass through certificates to the public at varying prices to be determined by the dealer at the time of resale. The 1933 Act may deem a dealer to be an underwriter of the pass through certificates so offered and sold. The applicable prospectus supplement will name the dealer and describe the terms of the transaction.

         Offers to purchase pass through certificates may be solicited directly and the sale of the pass through certificates may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the 1933 Act with respect to any resale of the pass through certificates. The prospectus supplement will describe the terms of any sales.

         Under agreements which may be entered into by United, underwriters and agents who participate in the distribution of pass through certificates may be entitled to indemnification by United against specified liabilities, including liabilities under the 1933 Act.

         Unless otherwise provided in a prospectus supplement, United does not intend to apply for the listing of any series of pass through certificates on a national securities exchange. If the pass through certificates of any series are sold to or through underwriters, the underwriters may make a market in the pass through certificates, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in the pass through certificates. The underwriters, in their sole discretion could discontinue any market making at any time. Accordingly, we can give no assurance as to the liquidity of, or trading markets for, the pass through certificates of any series.

         The underwriters or agents and their associates may be customers of, engage in transactions with, and perform services for, United in the ordinary course of business.

         If so indicated in the applicable prospectus supplement, agents, underwriters or dealers may be authorized to solicit offers by some institutions to purchase pass through certificates at the public offering prices set forth in the applicable prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date or dates. The applicable prospectus supplement will indicate the commission that will be paid to agents, underwriters and dealers soliciting purchases of pass through certificates under delayed delivery contracts accepted by United.

                               LEGAL MATTERS

         Unless otherwise indicated in a prospectus supplement, Mayer, Brown & Platt, Chicago, Illinois, counsel for United, and counsel for any agents, dealers or underwriters will pass upon the legality of the pass through certificates offered by this prospectus.

                                  EXPERTS

         Unless otherwise indicated in a prospectus supplement, Arthur Andersen LLP, independent public accountants, have audited the audited financial statements and schedules included or incorporated by reference in this prospectus, any prospectus supplement and elsewhere in the registration statement as indicated in their audit reports, and the audited financial statements and schedules are included or incorporated by reference in this prospectus in reliance upon the authority of that firm as experts in giving audit reports.

                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution

         The following are the estimated expenses of the issuance and distribution of the securities (other than underwriting discounts and commissions) being registered, all of which will be paid by the Registrant:

         SEC Registration Fee                         $417,000
         Printing and Engraving                        200,000
         Attorneys' Fees and Expenses                  600,000
         Trustees' Fees                                 75,000
         Accounting Fees and Expenses                  100,000
         Blue Sky Fees and Expenses                      7,500
         Rating Agency Fees                            200,000
         Miscellaneous                                 200,000
         ------------------------------------------------------
         Total                                      $1,799,500

         All of the above amounts, other than the SEC Registration Fee, are estimated.

Item 15.  Indemnification of Directors and Officers

         United's Restated Certificate of Incorporation provides that no director of United will be personally liable to United or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except for liability (1) for any breach of the director's duty of loyalty to United or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law ("DGCL") or (4) for any transaction from which the director derived an improper personal benefit.

         The above provision is intended to afford directors additional protection and limit their potential liability from suits alleging a breach of the duty of care by a director. As a result of the inclusion of such a provision, stockholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or gross negligence or that are otherwise in violation of their fiduciary duty of care, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable, remedies are found not to be available to stockholders in any particular situation, stockholders may not have an effective remedy against a director in connection with such conduct.

         United's Restated Certificate of Incorporation also provides that directors and officers of United shall be indemnified against liabilities arising from their service as directors and officers to the full extent permitted by law.

         Section 145 of the Delaware General Corporation Law ("Section 145") permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.


Item 16.   Exhibits

1(a)       Form of Underwriting Agreement for Debt Securities of United

1(b)       Form of Underwriting Agreement relating to Pass Through
           Certificates

4(a)(1)    Form of Indenture relating to the Debt Securities of United

4(a)(2)    Form of Debt Securities of United (included in Exhibit 4(a)(1))

4(b)(1)    Form of Pass Through Trust Agreement

4(b)(2)    Form of Pass Through Certificate (included in Exhibit 4(b)(1))

5(a)(1) Opinion of Mayer, Brown & Platt, counsel for United Air Lines, Inc., relating to Debt Securities

5(a)(2) Opinion of Mayer, Brown & Platt, counsel for United Air Lines, Inc., relating to Pass Through Certificates

8(a) Tax Opinion of Mayer, Brown & Platt, counsel for United Air Lines, Inc. (included under the caption "Federal Income Tax Consequences" in the Prospectus relating to Pass Through Certificates)

12         Computation of Ratio of Earnings to Fixed Charges -- filed as
           Exhibit 12.1 to the Company's Annual Report on Form 10-Q as of the fiscal quarter ended June 30, 1999 and incorporated herein by reference.

23(a) Consent of Mayer, Brown & Platt, counsel for United Air Lines, Inc. (included in Exhibits 5(a)(1) and 5(a)(2))

23(d)      Consent of Arthur Andersen LLP, independent public accountants

Item 17.   Undertakings

           The undersigned Registrant hereby undertakes:

           (a) (1) To file with the SEC, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC under Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, the paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant under section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time will be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant under the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (d) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of
                  Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

                             POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints James E. Goodwin, Douglas A. Hacker and Frederic F. Brace, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                                 SIGNATURES

         Under the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Elk Grove Village, State of Illinois, on this 19th day of October, 1999.

                                    UNITED AIR LINES, INC.

                                    By:   /s/ JAMES E. GOODWIN
                                        -------------------------
                                          James E. Goodwin
                                          Chairman of the Board and Chief
                                          Executive Officer and Director

         Under the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                 Title                              Date
  /s/ JAMES E. GOODWIN          Chairman and Chief Executive            October 19, 1999
------------------------        Officer and Director (Principal
James E. Goodwin                Executive Officer)


  /s/ DOUGLAS A. HACKER         Executive Vice President - Finance      October 19, 1999
------------------------        and Planning and Chief Financial
Douglas A. Hacker               Officer (Principal Financial
                                Officer) and Director


  /s/ M. LYNN HUGHITT           Vice President and Controller           October 19, 1999
------------------------        (Principal Accounting Officer)
M. Lynn Hughitt


  /s/ RONO DUTTA                         Director                       October 19, 1999
------------------------
Rono Dutta


                                          II-5





  /s/ CHRISTOPHER D. BOWERS              Director                       October 19, 1999
-----------------------------
Christopher D. Bowers


  /s/ WILLIAM P. HOBGOOD                 Director                       October 19, 1999
-----------------------------
William P. Hobgood


  /s/ STUART I. ORAN                     Director                       October 19, 1999
-----------------------------
Stuart I. Oran


  /s/ANDREW P. STUDDER                   Director                       October 19, 1999
-----------------------------
Andrew P. Studdert


                                EXHIBIT INDEX

Exhibits                 Exhibit Description
--------                 -------------------

1(a)       Form of Underwriting Agreement for Debt Securities of United

1(b)       Form of Underwriting Agreement relating to Pass Through
           Certificates

4(a)(1)    Form of Indenture relating to the Debt Securities of United

4(a)(2)    Form of Debt Securities of United (included in Exhibit 4(a)(1))

4(b)(1)    Form of Pass Through Trust Agreement

4(b)(2)    Form of Pass Through Certificate (included in Exhibit 4(b)(1))

5(a)(1) Opinion of Mayer, Brown & Platt, counsel for United Air Lines, Inc., relating to Debt Securities

5(a)(2) Opinion of Mayer, Brown & Platt, counsel for United Air Lines, Inc., relating to Pass Through Certificates

8(a) Tax Opinion of Mayer, Brown & Platt, counsel for United Air Lines, Inc. (included under the caption "Federal Income Tax Consequences" in the Prospectus relating to Pass Through Certificates)

12         Computation of Ratio of Earnings to Fixed Charges -- filed as
           Exhibit 12.1 to the Company's Annual Report on Form 10-Q as of the fiscal quarter ended June 30, 1999 and incorporated herein by reference.

23(a) Consent of Mayer, Brown & Platt, counsel for United Air Lines, Inc. (included in Exhibits 5(a)(1) and 5(a)(2))

23(d)      Consent of Arthur Andersen LLP, independent public accountants



                                                     i